Exhibit 10.24

SUBLEASE

THIS SUBLEASE, made and entered into as of the 7th day of March 2016, by and between PLANCK, LLC, a Delaware Limited Liability Company, having an office and place of business c/o Patch Media, 134 W. 29th St., 11th F1, New York, NY 10001 hereinafter called “Sublessor”, and ALDEYRA THERAPEUTICS, INC., a Delaware corporation, having an office and principal place of business at 131 Hartwell Avenue, Suite 320, Lexington, MA 02421, hereinafter called “Sublessee”.

W I T N E S S E T H:

WHEREAS, by a certain written lease agreement dated June 3, 2014 (the “Master Lease”), WLC THREE VI, L.L.C. (“Owner”) leased to Sublessor those certain premises (“Premises”) consisting of approximately 3,188 rentable square feet of space on the 3rd floor of the building (“Building”) located at and commonly known as 131 Hartwell Avenue, Lexington, Massachusetts, which, together with such other improvements and appurtenances therein mentioned, are more particularly described in said Master Lease; and

WHEREAS, Sublessee desires to sublease and hire from Sublessor, and Sublessor is willing to sublet to Sublessee, the entire Premises as described in said Master Lease, as shown on the floor plan attached hereto as Exhibit “A” (hereinafter called the “Sublease Premises”), on the terms and conditions more particularly hereinafter set forth; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Master Lease.

1 | Page

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, Sublessor and Sublessee agree as follows:

1. Sublessor, for and in consideration of the rents and covenants specified to be paid, performed and observed by Sublessee, does hereby let, sublet, lease and demise to Sublessee the aforementioned Sublease Premises for the term and according to the covenants and conditions contained herein, together with all rights of Sublessor under the Master Lease with respect to use of the Common Areas, parking and other amenities. Sublessee shall use the Sublease Premises for general office purposes and for no other purpose whatsoever (“Sublessee’s Permitted Use”).

2. This Sublease term (“Term”) shall commence (“Commencement Date”) on the later to occur of (i) March 1, 2016, or (ii) one business day from the date of Owner’s consent to this Sublease, and shall remain in effect until September 29, 2017 (“Expiration Date”), provided that Sublessor covenants that the Sublease Premises shall be vacant, broom clean and free of all personal property of Sublessor on the Commencement Date, Any rights or options of Sublessor under the Master Lease to extend the term of the Master Lease, to expand the Premises, or any rights of first offer or refusal are hereby specifically excluded from this Sublease.

3. (a) Sublessee shall pay to Sublessor as rent for said Sublease Premises for the term of this Sublease, the sum of twenty-one dollars ($21.00) per rentable square foot ($66,948.00) per annum, payable in monthly installments of $5,579.00) in advance commencing on the Commencement Date and thereafter on the first day of each and every month during the term hereof (“Base Rent”). In the event this Sublease commences on a date which is not the first of a month or ends on a day which is not the last day of a month, the first month’s rent and/or the last month’s rent, as applicable, shall be pro-rated on a per diem basis.

(b) In addition, Sublessee shall promptly pay Tenant’s Proportionate Share of Operating Expenses and Taxes (which is 4.05% of the increases in Operating Expenses and Taxes over the Base Year, except that the Base Year shall mean calendar year 2016 for Operating Expenses and Tax Fiscal Year 2016, i.e., July 1, 2015 through June 30, 2016, for Taxes) to Sublessor in addition to the direct pass through of excess electricity costs for the Premises as provided in Paragraph 14 of the Master Lease (together, “Additional Rent”). Such amounts shall be payable within ten (10) days after Sublessor presents Sublessee with a bill therefor provided that such bill shall include the invoice received by the Sublessor from the Owner for such cost. Notwithstanding the foregoing, in the event that the electrical supply to the Sublease Premises is separately metered (Sublessor hereby representing that, as of the Commencement Date, the Sublease Premises is not separately metered), then Sublessee shall open an account with the supplier, and shall pay for the amount of electricity consumed in the Sublease Premises directly to the applicable utility provider, provided that to the extent that Base Rent is reduced under the Master Lease on account of such direct metering, then Base Rent under this Sublease shall be reduced by the same amount (it being understood that, except for Operating Expenses and excess electricity costs as provided in Paragraph 14 of the Master Lease, electricity is paid for on a rent inclusion basis under the Master Lease and this Sublease). It shall be a material default under this Sublease if Sublessee fails to timely pay for the electricity consumed in the Sublease Premises as set forth herein. Sublessee hereby acknowledges and agrees that in the event Sublessee wishes to use any utility or service, the cost of which is not included in the base services provided by Owner under the terms of the Master Lease (e.g., HVAC use outside of the normal business hours and other costs described in the Master Lease), Sublessee shall be solely responsible for the cost of any such utility or service utilized by Sublessee, and the cost thereof shall be paid to Sublessor within ten (10) days of billing as Additional Rent, provided that such bill shall include the invoice received by the Sublessor from the Owner for such cost. Sublessor hereby agrees that Sublessee may request such services directly from Owner. Sublessor agrees that it will not impose a surcharge on such costs. Base Rent and all Additional Rent are hereinafter collectively called “Rent”.

(d) Payment of Base Rent and Additional Rent and any other sum due and payable hereunder shall be made to Sublessor and sent to Planck LLC, PO Box 28762, New York, NY 10057-8762 or at such other place as Sublessor may designate in writing, without any offset or deduction whatsoever except as otherwise expressly set forth herein. The parties hereto agree and acknowledge that (i) no endorsement or statement on any check or any letter accompanying any check or payment shall be deemed to be an accord and satisfaction and Sublessor may accept any such check or payment without prejudice to Sublessor’s right to recover the balance or pursue any other remedy provided in this Sublease or at law, and (ii) Sublessee shall be required to pay to Sublessor interest on any sum of money which Sublessee is required to pay to Sublessor pursuant to the terms of this Sublease that is not paid to Sublessor within five (5) business days of the due date and that such interest shall be calculated at an annual rate of 2% above the so-called “prime rate” of Citibank N.A. (or its successor), as announced from time to time, (or the maximum percent permitted by law, whichever is less) from the date that such sum becomes due until the date it is paid.

4. The provisions of the Master Lease are, except as otherwise herein specifically provided, hereby incorporated in this Sublease with the same effect as if entirely rewritten herein, and shall fix the rights and obligations of the parties hereto with respect to the Sublease Premises with the same effect as if Sublessor and Sublessee were, respectively, the landlord and tenant named in the Master Lease. Except with respect to the payment of Rent and the Security Deposit under the Master Lease, Sublessee hereby covenants to perform the covenants and undertakings of Sublessor as tenant under the Master Lease to the extent the same are applicable to the Sublease Premises during the Term of this Sublease, and agrees not to do or permit to be done any act which shall result in a violation of any of the terms and conditions of said Master Lease. Except as otherwise specifically provided herein, Sublessee is to have the benefit of the covenants and undertakings of Owner as landlord in the Master Lease to the extent the same are applicable to the Sublease Premises during the term of this Sublease. It is expressly understood and agreed, however, that SUBLESSOR is not in the position to render any of the services or to perform any of the obligations required of Sublessor by the terms of this Sublease, and that performance by Sublessor of its obligations hereunder are conditioned upon due performance by Owner of its corresponding obligations under the Master Lease. It is further understood and agreed, therefore, that notwithstanding anything to the contrary contained in this Sublease, Sublessor shall not be in default under this Sublease for failure to render such services or perform such obligations required of Sublessor by the terms of this Sublease which are the responsibility of the Owner as landlord under the Master Lease, but Sublessor agrees to take all reasonable measures to insure that Owner performs said obligations. The term “reasonable measures” shall not include legal action against Owner for its failure to so perform unless Sublessee agrees to pay all costs and expenses in connection therewith which shall be payable as Additional Rent. With respect to any obligation of Sublessee to be performed under this Sublease for which a specific time for performance is not set forth herein, when the Master Lease grants Sublessor a specific number of days to perform its obligations thereunder, Sublessee shall have two (2) fewer days to perform. With respect to approval required to be obtained by “Landlord” under the Master Lease, such consent must be obtained from Owner and Sublessor and the approval of Sublessor may considered reasonably withheld if Master Landlord’s consent is not obtained, provided that Sublessor shall use reasonable efforts to obtain the consent or approval of Owner.

5. The parties agree that the following provisions of the Master Lease are, for the purposes of this Sublease, hereby deleted:

All references in the Master Lease to “Landlord’s” or “Owner’s Work”; the parties acknowledging that neither Landlord nor Sublessor are required to complete any improvements or alterations to the Sublease Premises;

All references to Rent Abatements; the parties acknowledge that there are no subrent abatements except as expressly set forth herein;

All references to security deposits; the parties acknowledge that no security deposit is required of Subtenant under this Sublease;

The remaining provisions of said Master Lease shall, for the purposes of this Sublease and to the extent that same are applicable, remain in full force and effect as between Sublessor and Sublessee as provided in Paragraph 4 of this Sublease, except as said provisions have been otherwise amended or modified by this Sublease. Should there be any conflict between the terms of this Sublease as specifically set out herein and the terms of the Master Lease which are incorporated herein by reference, the terms specifically set out herein shall control.

6. It is further understood and agreed that some of the provisions of the Master Lease incorporated herein by reference are hereby amended as follows:

Paragraph 15 (“Insurance”) shall require Sublessee to name Sublessor and Owner as additional insureds on Sublessee’s liability coverage;

Any provision of the Master Lease that requires the prior written consent of Owner shall also require the prior written consent of Sublessor, provided that Sublessor’s consent shall not be unreasonably withheld, delayed or conditioned;

Sublessee shall have no right to enter the Sublease Premises until Owner consents to this Sublease, except for the purposes of taking measurements, and permitting its professionals to examine the space in anticipation of moving into the Premises;

Sublessee shall only be entitled to a refund of Additional Rent to the extent that Sublessor receives such reimbursement from the Owner except to the extent that Owner withholds payment from Sublessor on account of a dispute with Sublessor;

Sublessor, as sublessor hereunder, shall not be required to carry the insurance required to be carried by Landlord under the Master Lease; and

Subject to Owner’s consent as set forth in the Master Lease, Sublessee shall have all signage rights granted to Sublessor under the Master Lease.

7. Any holding over by Sublessee beyond the Expiration Date of this Sublease shall be deemed unlawful unless expressly consented to by Sublessor in writing, and Sublessor shall be entitled to any and all remedies in law or in equity by reason of such unlawful holding over by Sublessee. Sublessee agrees to indemnify and save Sublessor harmless against and from any and all loss, cost, expense and liability incurred by Sublessor under the Master Lease by reason of any such holding over, including any consequential damages.

8. All notices, requests, demands and other communications with respect to this Sublease, whether or not herein expressly provided for, shall be in writing and shall be deemed to have been duly given the next business day after being deposited (in time for delivery by such service on such business day) with Federal Express or another national courier service, for delivery to the parties at the addresses listed below, or to such other address or addresses as may hereafter be designated by either party in writing for such purpose:

Sublessor:

PLANCK, LLC

c/o Patch Media

134 W. 29th St., 11th F1

New York, NY 10001

Sublessee:

ALDEYRA THERAPEUTICS, INC.

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

Attention: Stephen Tulipano, CFO

9. This Sublease is subject and subordinate to the Master Lease in all respects, which Master Lease is attached hereto as Exhibit “B”. Sublessee acknowledges that it has received a copy of said Master Lease and amendments and that no right, power or privilege granted to Sublessee benefiting Sublessee or binding Sublessor shall be operative if and to the extent that such exercise, enjoyment or operation would not be permitted by or would violate any term, covenant or condition of the Master Lease. Sublessor shall not voluntarily terminate or surrender the Master Lease. In the event of the expiration or earlier termination of the Master Lease, this Sublease shall automatically terminate on the date of the expiration or termination of the Master Lease, which shall be no less than thirty days from the date written notice is given to the Subtenant; provided, however, that those terms and conditions of this Sublease, that, by their nature, suggest at least partial performance or enforcement following such expiration or termination, including, but not limited to, indemnity obligations, shall survive any such expiration or termination of the Sublease. Further, in the event of any damage to or destruction of the Premises or the Building or in the event that the Premises or the Building (or any portion thereof, including, any parking spaces allocated to Sublessor under the Master Lease) are taken for any public or quasi-public use in condemnation proceedings or by any right of eminent domain or sale in lieu of condemnation and if Sublessor or Owner elect to terminate the Master Lease pursuant to the terms of the Master Lease as a result of such damage, destruction or condemnation, then this Sublease shall automatically terminate. Upon any termination of this Sublease pursuant to the foregoing provisions of this Paragraph 9, Sublessee shall not have any right or claim against Sublessor on account of such termination. Sublessor, as “Tenant” under the Master Lease shall be entitled to any and all awards from any such condemnation permitted under the Master Lease without any payment to Sublessee, except that in the event such condemnation occurs prior to the second anniversary of the Sublease, Sublessee shall be entitled to a payment equaling the reasonable costs of moving from the Premises. Sublessee hereby waives any and all rights to pursue a reward in respect of condemnation loss against any condemning authority. Sublessor represents that it has not received any notice of condemnation proceedings, and has no actual knowledge of any condemnation proceedings.

10. Sublessee shall not assign this Sublease. Further, Sublessee shall not, without the prior written consent of Sublessor, which shall not be unreasonably withheld, delayed or conditioned, let or underlet or permit the said Sublease Premises or any part thereof to be used by others for hire. Any such assignment or sublet in violation of the foregoing shall, at the option of Sublessor, be void and of no force or effect.

11. Sublessee acknowledges that it has inspected the Sublease Premises demised hereunder, and, except as otherwise expressly set forth herein, agrees to accept the Sublease Premises in “AS IS” “WHERE IS CONDITION” condition “WITH ALL FAULTS” and subject to all applicable zoning, federal, state and local laws, ordinances and regulations governing and regulating the Sublease Premises, including but not limited to the Americans with Disabilities Act, and any covenants and restrictions of record and all matters disclosed thereby and by any exhibits attached to this Sublease. Sublessee further acknowledges that, except as otherwise expressly set forth herein, neither Sublessor or Owner has made any representations or warranties whatsoever with respect to the Sublease Premises, expressed and/or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose and Sublessee agrees that neither Sublessor nor Owner have any obligation to alter or repair the Sublease Premises or to prepare the same in any way for Sublessee’s occupancy or use (provided that the foregoing shall not derogate from Owner’s repair and maintenance obligations under the Master Lease). Sublessor does not repeat or make any representation or warranty made by Owner in the Master Lease. Notwithstanding the foregoing, Sublessor represents that it has not received notice and has no actual knowledge that the conditions of the Subleased Premises is in violation of any Massachusetts or United States rules or regulations. Notwithstanding anything to the contrary contained herein, Sublessee shall make no alterations or improvements on or to the Sublease Premises without first obtaining the prior written consent of Sublessor and Owner, which consent of Sublessor shall not be unreasonably withheld, delayed or conditioned. Sublessee agrees and acknowledges that in granting consent to any Sublessee alterations, Owner may impose numerous conditions, procedures, fees and other requirements in accordance with the Master Lease.

12. Intentionally deleted.

13. SUBLESSOR and Sublessee each represent and warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease. The parties know of no real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Sublessor and Sublessee each agree to indemnify, defend and hold the other harmless from all costs and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with claims made by any other broker or individual who alleges that it is entitled to commissions or fees with regard to this Sublease as a result of dealings it had with the indemnifying party.

14. (a) Sublessee shall indemnify and save harmless Sublessor and its officers, directors, agents and employees, against and from any and all liability, damage, expense, cause of action, suits, claims or judgments for injury or death to persons or damage to property sustained by anyone in and about said Sublease Premises or any part thereof, arising out of or in any way connected with Sublessee’s or its agents, employees, contractors or invitees, use or occupation of the Sublease Premises or any breach of this Sublease or the Master Lease. Furthermore, all furnishings, fixtures, equipment, and property of every kind and description of Sublessee and of persons claiming by or through Sublessee which may be on the Sublease Premises shall be at the sole risk and hazard of Sublessee and no part of loss or damage thereto for whatever cause is to be charged to or borne by Sublessor.

(b) Sublessor shall indemnify and save harmless Sublessee and its officers, directors, agents and employees, against and from any and all liability, damage, expense, cause of action, suits, claims or judgments for injury or death to persons or damage to property sustained by anyone in and about said Sublease Premises or any part thereof, arising out of or in any way connected with Sublessor’s or its agents, employees, contractors or invitees, use or occupation of the Sublease Premises or any breach of this Sublease or the Master Lease.

15. Sublessee shall not cause or permit any “Hazardous Substances” (as hereinafter defined) to be used, stored, generated or disposed of in, on or about the Sublease Premises by Sublessee, its agents, employees, contractors or invitees, except for such de minimis quantities of Hazardous Substances commonly found in office environments and which are necessary to Sublessee’s business. Any such Hazardous Substances permitted on the Sublease Premises as hereinabove provided, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to any such Hazardous Substances. Sublessee shall indemnify and hold harmless Sublessor from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) arising during or after the Sublease term from or in connection with the use, storage, generation or disposal of Hazardous Substances in, on or about the Sublease Premises by Sublessee, Sublessee’s agents, employees, contractors or invitees. As used herein, “Hazardous Substances” means any substance with is toxic, ignitable, reactive, or corrosive and which is regulated by any state or local government or by the United States government. “Hazardous Substances” includes any and all material or substances which are defined as “hazardous waste”, “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local governmental law. “Hazardous Substances” includes but is not restricted to asbestos, polychlorinated biphenyls (“PCBs”) and petroleum products. Sublessor represents and covenants that, as of the Commencement Date, the Sublease Premises shall be free of Hazardous Substances.

16. This Agreement and any Exhibits attached hereto:

(a) Contain the entire agreement among the parties hereto with respect to the subject matter covered hereby;

(b) May not be amended or rescinded except by an instrument in writing executed by each of the parties hereto;

(c) Shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto;

(d) May be executed in one or more counterparts, each of which, when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same instrument;

(e) In the event that any covenant, condition or other provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Sublease and shall in no way affect, impair or invalidate any other covenant, condition or other provision herein contained. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such covenant, condition or other provisions shall be deemed valid to the extent of the scope or breadth permitted by law;

(f) Sublessee represents and warrants that this Sublease has been duly authorized, executed, and delivered by and on behalf of Sublessee, and that this Sublease constitutes the valid, binding and enforceable agreement of the Sublessee in accordance with the terms hereof. Sublessor represents and warrants that this Sublease has been duly authorized, executed, and delivered by and on behalf of Sublessor, and that this Sublease constitutes the valid, binding and enforceable agreement of the Sublessor in accordance with the terms hereof;

(g) The waiver by Sublessor or Sublessee of any breach of any term, condition or covenant of this Sublease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Sublease. No covenant, term or condition of this Sublease shall be deemed to have been waived by Sublessor or Sublessee unless such waiver is in writing and signed by the waiving party;

(h) Sublessor may transfer the Sublease Premises and any of its rights under this Sublease or Master Lease without the consent of Sublessee. In the event that Sublessor, or any successor to the Sublessor’s interest in the Sublease Premises, shall sell, convey, transfer or assign the Sublease Premises, all liabilities and obligations on the part of Sublessor, or such successor, under this Sublease, shall thereupon and thereby be released, and thereupon all such liabilities and obligations shall be binding upon the new sublessor and Sublessee shall look solely to such new sublessee for the performance of any of Sublessor’s obligations hereunder. This Sublease and Sublessee’s rights and obligations hereunder shall not otherwise be affected by any such sale, conveyance, transfer or assignment and Sublessee agrees to attorn to such new owner and execute any such documents evidencing such attornment;

(i) The submission of this Sublease for examination or the negotiation of the transaction described herein or the execution of this Sublease by only one of the parties shall not in any way constitute an offer to sublease on behalf of either Sublessor or Sublessee, and this Sublease shall not be binding on either party until duplicate originals thereof, duly executed on behalf of both parties, have been delivered to each of the parties hereto; and

(j) To the extent that Sublessor is entitled to an abatement of Rent under the Master Lease on account of a casualty, condemnation, a failure of services or a default of Owner, Sublessee shall be entitled to a corresponding abatement of Rent under this Sublease.

17. This Sublease is subject to and conditioned upon the written consent of Owner to this subletting, such consent to be given by Owner, per separate written agreement (“Owner’s Consent Form”), no later than sixty (60) days after the date of this Sublease. In the event that the Owner fails to give its consent on or before the date that is sixty (60) days after the date of this Sublease, this Sublease shall be terminable by either Sublessee or Sublessor. Sublessee shall have no right to access the Sublease Premises or perform any work therein until such time as Sublessee has received an Owner’s Consent Form acceptable to Sublessor and Sublessee in their respective reasonable discretion. Without limiting the foregoing, it is understood and agreed that the Owner’s Consent Form shall not be deemed acceptable unless Owner agrees therein to waive Owner’s relocation right under Section 28 of the Master Lease. Sublessor shall use reasonable efforts to promptly obtain an acceptable Owner’s Consent Form.

18. Upon the expiration or sooner termination of the Sublease, Sublessee shall be responsible, to the extent required under the Master Lease, for the restoration of the Sublease Premises, but only to the extent of the removal of any and all alterations, furnishings, fixtures and wiring undertaken by Sublessee (it being understood and agreed that Sublessor shall remain responsible for the removal and restoration of all alterations, furnishings, fixtures and wiring undertaken by Sublessor to the extent required under the Master Lease). Notwithstanding the foregoing, in the event that Sublessee shall fail to restore the Sublease Premises to the extent required of Sublessee hereunder, Sublessor shall have the right to enter upon the Sublease Premises, in order to restore the same in accordance with the provisions hereof without incurring any liability or damages to the Sublessee and Sublessee shall have no right to abate Rent as result of such entry by Sublessor. Notwithstanding the foregoing, provided (i) Sublessee enters into a Replacement Lease that allows Sublessee to remain in possession of the Sublease Premises beyond the Expiration Date, or (ii) Owner does not require any restoration in accordance with and subject to the terms of the Master Lease, then neither Sublessor nor Sublessee shall be obligated to comply with the restoration provisions of this Section 18.

19. Each of Sublessor and Sublessee, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Expect with respect to any of Sublessor’s or Sublessee’s stock traded on a public stock exchange, each of Sublessor and Sublessee further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text for the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac. If Sublessor transfers its interest under this Sublease by assignment or by other means (including any transfer by operation of law) and the transferee, assignee or other successor to Sublessor’s interest (collectively, “Sublessor Transferee”) is not a subsidiary or affiliate of Sublessor, then, in connection with such transfer, Sublessor Transferee shall warrant and represent to Sublessee, at the time of such transfer, each of the foregoing warranties and representations set forth above. If Sublessee transfers its interest under this Sublease, by assignment or by other means (including any transfer by operation of law), and the transferee, assignee or other successor to Sublessee’s interest (collectively, “Sublessee Transferee”) is not a subsidiary or affiliate of Sublessee, then, in connection with such transfer, Sublessee Transferee shall warrant and represent to Sublessor, at the time of such transfer, each of the foregoing warranties and representations set forth above.

20. Sublessor represents and covenants to Sublessee as follows:

(a) the Master Lease attached hereto as Exhibit “B” is true, correct and complete and sets forth the entire agreement between Sublessor and Owner with respect to the Sublease Premises;

(b) the Master Lease is scheduled to expire on September 30, 2017;

(c) Sublessor is not in default of any of its obligations as tenant under the Master Lease;

(d) Owner is not in default of any of its obligations as landlord under the Master Lease;

(e) Sublessor shall pay all Base Rent and Additional Rent when due under the Master Lease and shall perform all other obligations of the tenant under Master Lease except to the extent imposed upon Sublessee hereunder;

(f) Sublessor shall, at its expense, promptly remove or cause Owner to remove all of Sublessor’s signage at the Sublease Premises, the Building and the Common Areas, and shall cooperate with Sublessee, at Sublessee’s expense, to have Sublessee’s signage installed in place thereof;

(g) Sublessor shall not amend the Master Lease or voluntarily surrender the Sublease Premises or terminate the Master Lease without Sublessee’s prior written consent;

(h) Sublessor is the owner of the entire interest of the tenant under the Master Lease and has not subleased or granted occupancy rights in the Sublease Premises to any other party; and

(i) Subject to the provisions of the Master Lease and this Sublease, Subtenant shall quietly hold and enjoy the Sublease Premises during the Term.

21. This Sublease may be executed in any number of counterparts. Each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute the same instruments. Faxed signatures and/or emailed, scanned signatures shall be deemed to be originals for the purpose of this Sublease.

(SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

PLANK LLC

By:
Title:	CFO

ALDEYRA THERAPEUTICS, INC.

By:
Title:	CFO

LEASE AGREEMENT

by and between

WLC THREE VI, L.L.C.,

as Landlord

and

PLANCK, LLC,

as Tenant

With respect to the property known as

131 Hartwell Avenue,

Lexington, Massachusetts

Dated as of

June 3, 2014

i

ii

40.	TEMPORARY PREMISES	37
41.	EXHIBITS	39
	EXHIBIT A PLAN OF PREMISES	A-1
	EXHIBIT B RULES AND REGULATIONS	B-1
	EXHIBIT C PROVISIONS REGARDING ADDITIONAL RENT	C-1
	EXHIBIT D JOB BUDGET	D-1
	EXHIBIT E FORM OF COMMENCEMENT DATE CERTIFICATE	E-1
	EXHIBIT F PLAN OF TEMPORARY PREMISES	F-1

iii

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is made and entered into as of this     day of                     , 2014, by and between WLC THREE VI, L.L.C., a Delaware limited liability company (“Landlord”) and Planck, LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H:

1.	DEFINITIONS.

The following are definitions of some of the defined terms used in this Lease. The definitions of other defined terms are found throughout this Lease.

1.1 “Additional Rent” shall mean Tenant’s Pro Rata Share (as hereinafter defined) of Operating Expenses (as hereinafter defined), Tenant’s Pro Rata Share of Taxes (as hereinafter defined), and all such other sums of money (exclusive of Base Rent) that are required to be paid by Tenant to Landlord hereunder.

1.2 “Base Rent” shall mean the amounts set forth in the schedule below, which shall be paid pursuant to Section 3 of this Lease.

Period	Annual Base Rent (Based on 12 months)		Monthly Base Rent
Commencement Date – Month 3	*$	55,798.00	*$	4,649.83
Months 4 – 14		$55,798.00		$4,649.83
Month 15		$73,324.00		$6,110.33
Months 16 – 27		$76,512.00		$6,376.00
Months 28 – 39		$79,700.00		$6,641.67

*	Notwithstanding the foregoing Base Rent schedule or any contrary provision of this Lease, but subject to the terms of Section 3.5, Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during the first three (3) months of the Lease Term (as hereinafter defined).

1.3 “Base Year” shall mean calendar year 2014 with respect to Operating Expenses and Tax Fiscal Year 2014 with respect to Taxes.

1.4 “Broker(s)” shall mean CB Richard Ellis-N.E. Partners, Limited Partnership (representing Landlord exclusively) and Cassidy Turley (representing Tenant exclusively).

1.5 “Building” shall mean the building known and numbered as 131 Hartwell Avenue, Lexington, Massachusetts.

1.6 “Building Standard” shall mean work performed in the manner and with the materials selected by Landlord as the standard for the Building subject to availability and Landlord’s right to select alternative types, models, brands, grades, designs, manufacturers and suppliers from time to time as the Building Standard.

1.7 “Business Days” shall mean those days of the week which are not a Saturday, Sunday, or federal, state or local holiday in which the banks in Lexington, Massachusetts are not open for business.

1.8 “Common Areas” shall mean those areas, including any applicable Parking Area (as hereinafter defined), located within the Property (as hereinafter defined) designated by Landlord, from time to time, for the common use or benefit of tenants generally and/or the public.

1.9 “Default Rate” shall mean the lower of (a) fifteen percent (15%) per annum and (b) the highest rate of interest from time to time permitted under applicable federal and state law.

1.10 “Guarantor(s)” N/A

1.11 “Lease Term” shall mean a period commencing on the date upon which Landlord’s Work (as hereinafter defined) is Substantially Complete (as hereinafter defined) (the “Commencement Date”) and ending approximately thirty-nine (39) months thereafter (the “Expiration Date”), unless sooner terminated as provided herein. After the Commencement Date, Landlord and Tenant shall execute a Commencement Date Certificate in the form of Exhibit E (Form of Commencement Date Certificate) attached hereto.

1.12 “Lease Year” shall mean the twelve (12) month period commencing on the Commencement Date, and ending at midnight on the day before the anniversary of the Commencement Date; provided, however, that if the Commencement Date does not occur on the first day of a calendar month, the first Lease Year shall end at midnight on the last day of the calendar month which includes the first anniversary of the Commencement Date.

1.13 “Legal Requirements” shall mean all applicable laws, statutes, codes, ordinances, orders, rules, regulations, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the requirements of Landlord’s insurance carrier or any fire insurance underwriters, rating bureaus or government agencies, and the requirements of all federal, state, county, municipal and other government authorities, including the requirements of the Americans with Disabilities Act (“ADA”), now in effect or which may hereafter come into effect during the Lease Term.

1.14 “Operating Expenses” are defined in Exhibit C (Provisions Regarding Additional Rent) attached hereto.

1.15 “Operating Hours” shall mean 7:00 a.m. to 6:00 p.m. Monday through Friday.

1.16 “Permitted Use” shall mean general office use and no other use or purpose.

1.17 “Premises” shall mean a portion of the 3rd Floor of the Building measuring approximately 3,188 rentable square feet, and shown on Exhibit A (Plan of Premises) to this Lease. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises.

1.18 “Property” shall mean the property known as “Lexington Crossing” and comprised of five (5) buildings known and numbered as (a) 83 Hartwell Avenue, Lexington, Massachusetts, (b) 81 Hartwell Avenue, Lexington, Massachusetts, (c) 131 Hartwell Avenue, Lexington, Massachusetts, (d) 70 Westview Street, Lexington, Massachusetts, and (e) 20 Maguire Road, Lexington, Massachusetts, together with the parcel(s) of land on which they are located, and any other improvements serving the same.

1.19 “Rentable Area of the Premises” shall mean 3,188 rentable square feet, as adjusted by Landlord from time to time due to a remeasurement of or change in the physical size of the Premises.

1.20 “Rentable Area of the Building” shall mean 78,717 rentable square feet, as adjusted by Landlord from time to time due to a remeasurement of or change in the physical size of the Building.

1.21 “Tax Fiscal Year” shall mean the twelve (12) month fiscal year for the Town of Lexington, Massachusetts, which currently commences on July 1 of each calendar year and ends on June 30 of each subsequent calendar year.

1.22 “Taxes” are defined in Exhibit C (Provisions Regarding Additional Rent) attached hereto.

1.23 “Tenant’s Pro Rata Share” shall mean 4.05%, which is a fraction, the numerator of which shall mean the Rentable Area of the Premises and the denominator of which shall mean the Rentable Area of the Building, as adjusted by Landlord from time to time due to a remeasurement of or change in the physical size of the Premises or the Building. In addition, notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Pro Rata Share for all or part of any item or expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building or that varies with the occupancy of the Building.

2. LEASE GRANT/POSSESSION. Except as modified by Landlord’s Work, Landlord leases to Tenant and Tenant leases from Landlord the Premises on an “as is,” “where-is,” and “with all faults” basis, together with the right, in common with others, to use the Common Areas. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises are in good order and satisfactory condition, with no representations or warranties of any kind or nature, expressed or implied, by Landlord as to the condition of the Premises, the Building, the Property, or the suitability thereof for Tenant’s use. Subject to the terms, covenants and conditions of this Lease, Tenant shall have access to the Premises and the Common Areas 24 hours per day, 7 days per week, during the Lease Term.

3. RENT.

3.1 Tenant covenants to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise specifically provided in this Lease, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease, all of which hereinafter may be collectively called “Rent.” In addition, Tenant shall pay, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, county, state or other governmental body having authority, such payments to be in addition to all other payments required to be paid by Tenant to Landlord under this Lease. Such payments shall be paid concurrently with payments of Taxes. Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term, without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant’s covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

3.2 To the extent allowed by law, if Tenant fails to pay any Base Rent, Additional Rent, or other item of Rent when due and payable hereunder, such item (a) shall bear interest at the Default Rate from the date due until the date paid and (b) shall bear a “Late Charge” equal to five percent (5%) of the unpaid amount, both (a) and (b) of which shall be due and payable to Landlord immediately upon demand. Notwithstanding the foregoing, Tenant shall be entitled to a grace period of five (5) days after written notice from Landlord with respect to the first late payment in any calendar year.

3.3 Additional Rent payable hereunder shall be adjusted from time to time in accordance with the provisions of Exhibit C (Provisions Regarding Additional Rent) attached hereto.

3.4 Tenant’s obligation so to pay Rent under this Lease shall be absolute, unconditional, and independent and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or, except as otherwise specifically provided in this Lease, any casualty or taking, or any failure by Landlord to perform or other occurrence; and Tenant waives all rights now or hereafter existing to quit or surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover Rent.

3.5 Provided that Tenant is not then in an Event of Default (as hereinafter defined) under this Lease, then, during the first three (3) months of the Lease Term (the “Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Rent Abatement Period (the “Rent Abatement”). Landlord and Tenant acknowledge and agree that the amount of the Rent Abatement equals $13,949.49 (3 x $4,649.83 = $13,949.49). Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Lease. If, prior to the expiration of the Rent Abatement Period, Tenant shall be in an Event of Default under this Lease, beyond any applicable notice and grace period, or if this Lease is terminated for any reason other than Landlord’s breach of this Lease, fire or other casualty (pursuant to Section 18), or eminent domain (pursuant to Section 19), then the dollar amount of the unapplied portion of the Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full. Notwithstanding anything to the contrary contained herein, at any time prior to or during the Rent Abatement Period, Landlord shall have the option to purchase, by check or wire transfer of available funds, all or any part of the remaining Rent Abatement, by providing Tenant with written notice thereof (“Landlord’s Rent Abatement Purchase Notice”). Landlord’s Rent Abatement Purchase Notice shall set forth the total portion of the remaining Rent Abatement that Landlord elects to purchase (the “Purchase Amount”). The Purchase Amount shall be paid by Landlord to Tenant simultaneously with the giving of Landlord’s Rent Abatement Purchase Notice. Upon Landlord’s tender of the Purchase Amount, the Rent Abatement shall be reduced by the number of months of Rent Abatement so purchased by Landlord. Upon request by Landlord, Landlord and Tenant shall enter into an amendment to this Lease to reflect the Purchase Amount paid by Landlord and the corresponding reduction of the Rent Abatement.

4. SECURITY DEPOSIT/LETTER OF CREDIT. Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord the sum of $13,949.49 (the “Security Deposit”). During the Lease Term, including any extensions thereof, and for sixty (60) days after the expiration of the Lease Term, or for so long thereafter as Tenant is in possession of the Premises (or any portion thereof) or has unsatisfied obligations hereunder to Landlord, the Security Deposit shall be held by Landlord without liability for interest and as security for the full and timely performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant’s liability for damages in case of any failure by Tenant to perform any of Tenant’s covenants or obligations hereunder. Landlord shall not be required to keep the Security Deposit separate from its other accounts, and shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit. Tenant shall have no right to require Landlord to so draw and apply the Security Deposit, nor shall Tenant be entitled to credit the same against Rent or other sums payable hereunder. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any failure by Tenant to perform any of Tenant’s covenants or obligations hereunder, without waiving any rights or remedies as a result of such failure. Following any such application of the Security Deposit, Tenant shall pay to Landlord within five (5) days after demand the amount so applied in order to restore the Security Deposit to its original amount, and failure to so restore within such time period shall be an Event of Default (as hereinafter defined) hereunder giving rise to all of Landlord’s rights and remedies applicable to an Event of Default in the payment of Rent. If Tenant does not have any unsatisfied obligations hereunder at the termination of this Lease (or thereafter if Tenant is in possession of the Premises (or any portion thereof)), the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within sixty (60) days thereafter. If Landlord transfers its interest in the Premises during the Lease Term, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Notwithstanding anything to the contrary contained herein, provided that Tenant shall not be in an Event of Default (beyond any applicable notice and grace period) on the twelve-month anniversary of the Commencement Date, the Security Deposit shall be decreased to $9,299.66 on the twelve-month anniversary of the Commencement Date. If Tenant shall be in an Event of Default (beyond any applicable notice and grace period) on the twelve-month anniversary of the Commencement Date, the Security Deposit then in effect shall remain in place (without reduction) for the balance of the Lease Term.

5. USE. The Premises shall be used for the Permitted Use and for no other use or purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal or dangerous, which creates a nuisance, or which increases the cost of insurance coverage with respect to the Building. Tenant will conduct its business and control its agents, employees, contractors, servants, licensees, and invitees (“Tenant’s Agents”) in such a manner as not to interfere with or disturb other tenants or Landlord in the management of the Property. Tenant will maintain the Premises in a clean and healthful condition, and comply with all Legal Requirements with reference to the use, condition, configuration or occupancy of the Premises.

6. ENVIRONMENTAL HAZARDS.

6.1 Tenant and Tenant’s Agents shall not use, maintain, generate, allow or bring on the Premises or the Property or transport or dispose of, on or from the Premises or the Property (whether into the ground, into any sewer or septic system, into the air, by removal off-site or otherwise) any Hazardous Matter (as hereinafter defined).

6.2 Tenant shall promptly deliver to Landlord copies of any notices, orders or other communications received from any governmental agency or official affecting the Premises and concerning alleged violations of the Environmental Requirements (as hereinafter defined).

6.3 Tenant shall save Landlord, together with Landlord’s members and managers, and their respective members and managers, partners, shareholders, officers, directors, agents and employees (“Landlord’s Agents”), harmless and indemnified from and against any and all Environmental Damages (as hereinafter defined) which may be asserted by any person or entity, or government agency, or which the indemnified parties may sustain or be put to on account of: (a) the presence or release of any Hazardous Matter in, upon or from the Property (including the Premises) caused by the act or omission of Tenant or Tenant’s Agents; (b) the act or omission of Tenant or Tenant’s Agents in violation of Environmental Requirements; and (c) the breach of any of Tenant’s obligations under Section 6.

6.4 The provisions of this Section shall be in addition to any other obligations and liabilities Tenant may have to Landlord under this Lease or otherwise at law or equity, and in the case of conflict between Section 6 and any other provision of this Lease, the provision imposing the most stringent requirement on Tenant shall control. The obligations of Tenant under Section 6 shall survive the expiration or earlier termination of this Lease and the transfer of title to the Premises.

6.5 The following terms as used herein shall have the meanings set forth below:

(a) “Hazardous Matter” shall mean any substance: (i) which is or becomes defined as Hazardous Substance, Hazardous Waste, Hazardous Material, Oil or similar substance or material under any Legal Requirements, including, without limitation, The Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and the regulations promulgated thereunder, as the same may be amended from time to time; or (ii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous to health or the environment and which is or becomes regulated and the presence of which requires investigation or remediation pursuant to all applicable law

(b) “Environmental Requirements” shall mean all applicable law, the provisions of any and all approvals, and the terms, covenants and conditions of this Lease insofar as the same relate to the release, maintenance, use, keeping in place, transportation, disposal or generation of Hazardous Matter, including, without limitation, those pertaining to reporting, licensing, permitting, health and safety of persons, investigation, containment, remediation, and disposal.

(c) “Environmental Damages” shall mean all liabilities, injuries, losses, claims, damages (whether punitive, special, consequential or otherwise), settlements, attorneys’ and consultants’ fees, fines and penalties, interest and expenses, and costs of environmental site investigations, reports and cleanup, including, without limitation, costs incurred in connection with any investigation or assessment of site conditions or of health of persons using the Building or the Property; risk assessment and monitoring; any cleanup, remedial, removal or restoration work required by any governmental agency or recommended by Landlord’s environmental consultant; any decrease in value of the Property; any damage caused by loss or restriction of rentable or usable space in the Property; or any damage caused by adverse impact on marketing or financing of the Property.

7. RULES AND REGULATIONS. Tenant agrees to comply with, and cause Tenant’s Agents to comply with, the rules and regulations (the “Rules and Regulations”) of the Property attached hereto as Exhibit B (Rules and Regulations) and Landlord’s commercially reasonable changes thereto. In the event of a conflict between the terms, covenants and conditions of this Lease and the Rules and Regulations, the terms, covenants and conditions of this Lease shall control.

8. INITIAL IMPROVEMENTS TO THE PREMISES.

8.1 Landlord’s Work.

(a) Landlord, at Landlord’s sole cost and expense, shall perform the work (“Landlord’s Work”) set forth in the job budget (the “Job Budget”) prepared by Vantage Builders, Inc., dated May 22, 2014, consisting of two (2) pages, and attached hereto as Exhibit D (Job Budget) in order to deliver the Premises in accordance with the space plan prepared by Design-Science, dated April 29, 2014, consisting of one (1) page, and attached hereto as Exhibit A (Plan of Premises).

(b) Subject to delays due to events of Force Majeure (as hereinafter defined) or Tenant Delay (as hereinafter defined), Landlord shall use reasonable care and diligence to complete Landlord’s Work as quickly and efficiently as possible, but Tenant shall have no claim against Landlord for failure to complete Landlord’s Work; provided, however, that in the event that Landlord does not Substantially Complete (as hereinafter defined) Landlord’s Work on or before June 27, 2014 (the “Outside Completion Date”), Landlord shall provide Tenant with a license to use a portion of the 2nd Floor of the Building measuring approximately 2,426 rentable square feet, and shown on Exhibit F (Plan of Temporary Premises) to this Lease (the “Temporary Premises”).

(c) Landlord’s Work shall be performed in a Building Standard manner using Building Standard materials.

(d) If Tenant wants Landlord to perform or supply any additional work or non-Building Standard work, installations, materials or finishes (“Extra Work”) over and above, or in lieu of, Landlord’s Work, Landlord may refuse such request for Extra Work. Any agreement to do Extra Work must be in writing describing the Extra Work, the price to be paid by Tenant and any payment terms therefor. Any and all costs incurred for the preparation, filing or approval of plans and specifications relating to Extra Work shall be paid for by Tenant without regard to whether or not Landlord agrees to do Extra Work. If Tenant fails to make any agreed payment for Extra Work within five (5) days after Landlord invoices Tenant for the same, Landlord shall have the same remedies against Tenant for such non-payment as for non-payment of any other item of Rent.

(e) Notwithstanding anything contained herein or elsewhere in this Lease to the contrary, if there is any increase in Landlord’s cost for Landlord’s Work or if Landlord is delayed in substantial completion of Landlord’s Work as a result of: (i) Landlord’s performance of Extra Work; or (ii) the performance of any work by Tenant or Tenant’s Agents, then, in such event, (a) Tenant shall be responsible for the increase in Landlord’s cost for Landlord’s Work, and (b) the Commencement Date shall be deemed to be the date on which Landlord’s Work would have been Substantially Complete but for the delay.

(f) Substantial Completion of Landlord’s Work. Landlord’s Work shall be deemed “Substantially Complete” when Landlord’s construction representative certifies that Landlord’s Work has been completed in accordance with the Job Budget and the Plan of Premises, Punchlist Items (as hereinafter defined) excepted.

(g) Tenant Delay. A “Tenant Delay” shall be defined as any act or omission by Tenant, or Tenant’s Agents, which causes an actual delay in the performance of Landlord’s Work. Notwithstanding the foregoing, no event shall be deemed to be a Tenant Delay unless and until Landlord has given Tenant written notice (the “Tenant Delay Notice”) advising Tenant: (i)

that a Tenant Delay is occurring, (ii) of the basis on which Landlord has determined that a Tenant Delay is occurring, and (iii) the actions which Landlord believes that Tenant must take to eliminate such Tenant Delay and Tenant has failed to correct the Tenant Delay specified in the Tenant Delay Notice within forty-eight (48) hours following receipt of the Tenant Delay Notice. No period of time prior to the expiration of the cure period shall be included in the period of time charged to Tenant pursuant to such Tenant Delay Notice.

(h) Punchlist Items. Promptly following delivery of the Premises to Tenant with Landlord’s Work with respect thereto Substantially Complete, Landlord, Tenant and their respective construction representatives shall inspect the Premises and prepare a list of outstanding items which need to be completed to make Landlord’s Work comply with the Job Budget (“Punchlist Items”). Landlord shall use good faith to complete all Punchlist Items within sixty (60) days of the date of the Punchlist. If Landlord fails to complete any Punchlist Items as a result of events of Force Majeure or Tenant Delay, Landlord shall have such additional time as is reasonably necessary to complete the delayed Punchlist Items.

8.2 Tenant’s Work.

(a) Cost of Tenant’s Work; Priority of Work. Landlord agrees to allow Tenant access to the Premises fourteen (14) days prior to the Commencement Date for the sole purpose of installing Tenant’s furniture, fixtures and equipment (“Tenant’s Work”) and Cable Work (as hereinafter defined). Tenant’s Work shall be performed at Tenant’s sole cost and expense. Landlord and Tenant shall each take commercially reasonable measures to ensure that Landlord’s contractors and Tenant’s contractors cooperate in commercially reasonable ways with each other to avoid any delay in either Landlord’s Work or Tenant’s Work or any conflict with the performance of either Landlord’s Work or Tenant’s Work, Tenant acknowledging, however, that in the case of conflict that is not reasonably avoidable, the performance of Landlord’s Work shall have priority. Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for any out-of-pocket expenses (including third-party charges) incurred by Landlord in connection with the performance of Tenant’s Work. Tenant shall not perform any portions of Tenant’s Work outside of normal construction hours (i.e., outside of 6:00 a.m. to 6:00 p.m. on Business Days) (“After-Hours Work”) without the prior written consent of Landlord. Tenant acknowledges and agrees that (i) if Tenant performs any After-Hours Work, and (ii) such After-Hours Work (a) requires access to any areas outside of the Premises, or (b) affects the exterior, architectural design or structural components of the Building, or affects the Building systems (including, without limitation, the roof, mechanical, electrical, plumbing, heating, ventilation, and air conditioning (“HVAC”), telecommunication, life safety, and security systems), then Tenant shall (y) give Landlord at least twenty-four (24) hours’ notice of such After-Hours Work so that Landlord may arrange to have Landlord’s supervisory personnel on site, and (z) reimburse Landlord, within thirty (30) days after demand therefor, for the cost of Landlord’s supervisory personnel overseeing the After-Hours Work at the rate of $75.00 per hour.

(b) If Tenant, with Landlord’s prior written approval, takes possession of the Premises prior to the Commencement Date, such possession shall be subject to all of the terms, covenants and conditions of this Lease, including, without limitation, Section 10 (Alterations, Additions and Improvements to the Premises) and Section 15 (Insurance), except that Tenant shall not be required to pay Base Rent and Additional Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work; provided, however, that Tenant shall be liable for the cost of any utilities and services that are provided to Tenant during the period of Tenant’s possession prior to the Commencement Date. Tenant shall coordinate such entry and installations with Landlord’s property manager.

8.3 Quality and Performance of Work. All work required or permitted by this Lease, whether constituting part of Landlord’s Work, Tenant’s Work, Cable Work or Alterations (as hereinafter defined), shall be done in a good and workmanlike manner, by contractors approved by Landlord, and in compliance with all Rules and Regulations, construction rules and regulations (“Construction Rules and Regulations”), Legal Requirements, and other provisions (including, without limitation, insurance provisions) of this Lease. Each party authorizes the other party to rely upon the written approval or other written authorizations of any construction representative of the party designated by the party in connection with design and construction.

9. CABLE WORK.

9.1 Tenant may install, maintain, replace, remove (collectively, the “Cable Work”) or use any electronic, phone and data wires, cables, fibers, connections and related telecommunications equipment and/or other facilities for telecommunications (collectively, “Cable(s)”) within or serving the Premises, provided: (a) any such installation, maintenance, replacement, removal or use shall comply with Section 8.3 (Quality and Performance of Work) and shall not interfere with the use of any then-existing Cables within or serving the Building, (b) an acceptable number of spare Cables and space for additional Cables shall be maintained for existing and future occupants of the Building, as determined in Landlord’s reasonable opinion, (c) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser Cable or cause radiation higher than normal background radiation, the Cables therefor (including riser Cables) shall be appropriately insulated to prevent such excessive electromagnetic field or radiation, (d) Tenant’s rights shall be subject to the rights of any regulated telephone company, and (e) Tenant shall pay all costs in connection therewith. Landlord shall at all times maintain exclusive control over all risers (including their use) in the Building. Landlord reserves the right to require that Tenant remove any Cables located in or serving the Premises that are installed by or on behalf of Tenant in violation of these provisions, or which are at any time in violation of any applicable Legal Requirements or represent a dangerous or potentially dangerous condition, within three (3) days after receipt of notice by Tenant or such longer period of time as is reasonably necessary.

9.2 Landlord may (but shall not have the obligation to) (a) install new Cable at the Building, (b) create additional space for Cable at the Building, and (c) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of the allocation and periodic reallocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Cable now or hereafter installed at the Building by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through) the Cables. Such rights shall not be in limitation of other rights that may be available to Landlord by law, in equity or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for such costs attributable to Tenant, or may include those costs and all other such costs in

Operating Expenses (including without limitation, costs for acquiring and installing Cable and risers to accommodate new Cable and spare Cable, any associated computerized system and software for maintaining records of Cable connections, and the fees of any consulting engineers and other experts).

9.3 Notwithstanding anything to the contrary contained in this Lease, Landlord reserves the right to require that Tenant remove any or all Cables installed by or for Tenant within or serving the Premises upon the expiration or earlier termination of this Lease. Any Cables not required by Landlord to be removed pursuant to this Section 9.3 at the expiration or earlier termination of this Lease shall, at Landlord’s option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Cables as required by Landlord, or violates any other provision of this Section 9.3, Landlord may, after twenty (20) days’ notice to Tenant, remove such Cables or remedy such other violation, at Tenant’s expense (without limiting Landlord’s other remedies available under this Lease, at law or in equity), which amount shall be paid by Tenant within fifteen (15) days after Tenant’s receipt of demand by Landlord. Tenant shall not, without the prior consent of Landlord in each instance (which may be withheld in Landlord’s sole and absolute discretion), grant to any third party a security interest or lien in or on the Cable, and any such security interest or lien granted without Landlord’s consent shall be null and void. Notwithstanding anything to the contrary contained in this Lease, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Cable will be free from, the following (collectively, “Cable Problems”): (a) any eavesdropping or wiretapping by unauthorized parties, (b) any failure of any Cable to satisfy Tenant’s requirements, or (c) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Cables or by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Cables or any associated equipment, or any other problems associated with any Cable by any other cause. Under no circumstances shall any Cable Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent or otherwise, or relieve Tenant from performance of Tenant’s other obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Cable Problems. The provisions of this Section 9.3 shall survive the expiration or earlier termination of this Lease.

10. ALTERATIONS, ADDITIONS AND IMPROVEMENTS TO THE PREMISES.

10.1 Generally. Other than Tenant’s Work (which shall be governed by the provisions of Section 8 above) and Cable Work (which shall be governed by the provisions of Section 9 above), Tenant shall not make any alterations, additions, improvements or other changes in or to the Premises (“Alterations”), other than the installation of typical office decorations and furnishings which are not affixed to the realty, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that if the proposed Alterations affect the exterior, architectural design or structural components of the Building, or affect the Building systems (including, without limitation, the roof, mechanical, electrical, plumbing, heating, ventilation, and air conditioning (“HVAC”), telecommunication, life safety, and security systems), Landlord may withhold its consent to such Alterations in Landlord’s sole and absolute discretion. Without limitation, it shall not be unreasonable for Landlord to withhold its consent to any Alterations which would require Landlord to make improvements to the Building or the Property (or undertake special maintenance, repair or replacement obligations with respect to the Building or the Property) not within the scope of those expressly provided for herein, unless Tenant agrees, at the time of its request for approval or notice of such Alterations, to pay all costs associated with Landlord’s improvements or obligations.

10.2 Removal. Landlord shall notify Tenant in writing, before the end of the Lease Term, whether or not Tenant’s Work or Alterations will be required to be removed by Tenant at the end of the Lease Term. Tenant shall be obligated to remove any Tenant’s Work or Alterations that Landlord has not designated in writing will be permitted to remain on the Premises in accordance with Section 35. Tenant acknowledges and agrees that any work or alterations (including, without limitation, Tenant’s Work and Alterations) performed by or for the benefit of Tenant shall be the property of Tenant during the Lease Term.

10.3 Tenant’s Property. Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon Tenant’s Property (as hereinafter defined). If any of Tenant’s Property shall be assessed with Landlord’s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s Property. As used herein, “Tenant’s Property” includes, but is not limited to, all tangible and intangible goods and accounts, inventory, merchandise, furniture, fixtures, equipment (including computer equipment and any data stored thereon) and systems, as well as the property of others held or leased by Tenant or otherwise in the Premises.

10.4 Additional Covenants.

(a) All Alterations shall be made (i) at Tenant’s sole cost and expense, and (ii) according to plans and specifications approved in writing by Landlord (to the extent plans and specifications and Landlord’s approval are required).

(b) Tenant shall pay to Landlord a fee equal to five percent (5%) of the cost of any Alterations to compensate Landlord for the overhead and other costs it incurs in reviewing the plans therefor and in monitoring the construction of the Alterations.

(c) Tenant shall provide Landlord with as-built plans for any Alterations for which plans are used, regardless of whether the Alterations require Landlord’s consent hereunder.

(d) Tenant shall provide Landlord with copies of any warranties for Alterations (including materials and equipment), and either assign to Landlord, or enforce on Landlord’s behalf, all such warranties to the extent repairs and/or maintenance on warranted items would be covered by such warranties and are otherwise Landlord’s responsibility under this Lease.

(e) Tenant acknowledges and agrees that Landlord shall have the right to examine and inspect any Alterations; provided, however, that no such examination or inspection shall constitute an approval or warranty or give rise to any liability of Landlord with respect thereto.

(f) All Alterations shall be coordinated with any work being performed by, or for, Landlord, and in such a manner as to maintain harmonious labor relations with Landlord’s contractors (“Landlord’s Contractors”).

(g) Tenant shall keep all construction areas clean and free of trash and debris.

10.5 Mechanic’s Liens. Tenant agrees immediately to discharge (either by payment or by filing of the necessary bond or otherwise) any mechanic’s, materialman’s or other lien or encumbrance against the Property which arises out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant. If Tenant shall fail to so discharge such lien or encumbrance then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same (either by payment or by filing of the necessary bond or otherwise), and any payment, costs and expenses incurred by Landlord in connection therewith, including reasonable attorneys’ fees, shall be repaid by Tenant to Landlord on demand, together with interest thereon at the rate set forth in Section 1.9 from the date of payment.

11. SIGNAGE. Tenant shall not place, erect, maintain or display any sign or other marking of any kind whatsoever on the windows, doors or exterior walls of the Premises and shall not place any blinds, curtains, drapes or coverings over the exterior windows or on the window surfaces which are visible from the outside of the Building. Landlord, at Landlord’s sole cost and expense, shall provide Tenant with Building Standard signage (a) on the directory to the Building lobby and (b) on the directory to the floor on which the Premises are located. Landlord acknowledges and agrees that the Building Standard signage described in this Section may be in the name of “Patch Media.”

12. LANDLORD’S OBLIGATIONS.

12.1 Landlord shall provide Tenant with the following services: (a) electricity to the Premises for general office use in accordance with, and subject to the terms, covenants and conditions of, Section 14 of this Lease; (b) HVAC during Operating Hours to provide a temperature required, in Landlord’s reasonable judgment, for the comfortable occupancy of the Premises in accordance with the Permitted Use; provided, however, that Tenant shall be responsible for the cost of electricity necessary to operate the air conditioning serving the Premises during any period when electricity is separately metered pursuant to Section 14 of this Lease; (c) water for drinking and restroom facilities; provided, however, that Tenant shall be responsible for the cost of water serving any private kitchens or private restrooms; (d) janitorial service in the Premises and the Common Areas on Business Days; (e) passenger elevator service, 24 hours a day, 7 days a week; and (f) freight elevator service (to the extent available in the Building) on Business Days, upon request of Tenant, and subject to scheduling with Landlord’s property manager. In the event Tenant requests, and Landlord provides, HVAC service to the

Premises outside of Operating Hours, Tenant agrees to pay Landlord for such HVAC service at the then current Building rate, which is currently $35.00 per hour per zone. Such hourly rate shall be subject to reasonable adjustments from time to time to reflect increases in Landlord’s costs for providing such additional service.

12.2 If Tenant requests any other utilities or Building services in addition to or in lieu of those identified in Section 12.1, or in frequency, scope, quality or quantity substantially greater than the standards set by Landlord for the Building, then Landlord may refuse such request for additional utilities or Building services. Any agreement to provide additional utilities or Building services must be in writing describing the additional utilities or Building services, the price to be paid by Tenant, and any payment terms therefor. If Tenant fails to make any agreed payment for additional utilities or Building services within thirty (30) days after Landlord invoices Tenant for the same, Landlord shall have the same remedies for such non-payment as it has for non-payment of Rent in addition to whatever other remedies are available to Landlord.

12.3 Landlord shall not be liable for any failure to supply, or interruption or termination of, in whole or in part, any utilities or Building services identified in Section 12.1, nor shall the same be construed as an actual or constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof, including the payment of Rent. Furthermore, Landlord shall not be liable for loss of property, or injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with, or incidental to, an interruption or termination of any such utilities or Building services.

13. MAINTENANCE AND REPAIRS. Except to the extent such obligations are expressly imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises (including, without limitation, any supplemental electrical or HVAC systems serving Tenant’s computer equipment, telecommunication, life safety, and security systems, private kitchens, and private restrooms) in good order, condition and repair throughout the entire Lease Term. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall, within thirty (30) days after Landlord’s written demand therefor, reimburse Landlord for the cost of all repairs and replacements in and to the Premises, the Building, and/or the Property (including, without limitation, the facilities and systems thereof), plus an administration charge of ten percent (10%) of such cost, if the need for such repairs and replacements arises out of Tenant’s use or occupancy of the Premises.

14. ELECTRICITY. All electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Base Rent and Operating Expenses (except as provided below with respect to excess usage). Landlord shall have the right at any time and from time to time during the Lease Term to contract for electricity from such providers of such services as Landlord shall elect (each being an “Electric Service Provider”). Tenant shall cooperate with Landlord and the Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and the Electric Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. Tenant’s use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. In the event Tenant shall request that it be allowed to consume electrical services in excess of Building Standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects, and all such excess usage shall be paid for by Tenant as Additional Rent. Landlord, at any time during the Lease Term, shall have the right (a) to separately meter electricity for the Premises, in which case electricity shall be paid by Tenant directly to the Electric Service Provider, (b) to sub-meter or check meter electricity for the Premises, in which case electricity shall be paid by Tenant to Landlord as Additional Rent, or (c) to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate.

15. INSURANCE.

15.1 Intentionally Omitted.

15.2 Tenant’s Insurance. Tenant shall, at all times during the Lease Term (or such earlier or later period as Tenant is in possession of the Premises or any portion thereof), procure and maintain at its sole cost and expense:

(a) Property. Property insurance in an amount equal to the full replacement cost of Tenant’s Work, Alterations and Tenant’s Property located in the Premises, which shall provide protection against loss by fire and other casualties and risks, on the special causes of loss form, including earthquake and flood.

(b) Commercial General Liability. Commercial general liability insurance (including contractual, host liquor and personal injury liability insurance) in an amount not less than $1,000,000.00 per occurrence and $2,000,000.00 annual aggregate (or such higher limits as may be determined by Landlord from time to time).

(c) Automobile Liability. Automobile liability insurance for owned, non-owned and hired vehicles in an amount not less than $1,000,000.00 per occurrence.

(d) Workers’ Compensation and Employers’ Liability. The statutory limits of workers’ compensation and employers’ liability insurance in amounts adequate to satisfy the umbrella underlying requirements.

(e) Excess/Umbrella Liability. Umbrella liability coverage in an amount not less than $3,000,000.00 per occurrence and $3,000,000.00 annual aggregate. Umbrella liability coverage is to be in excess of the commercial general liability, automobile liability, and workers’ compensation and employers’ liability requirements outlined in Sections 15.2 (b), (c) and (d) above.

(f) The liability coverage in the insurance policies required in Sections 15.2(b), (c) and (e) above shall name Landlord, together with Landlord’s property manager and Landlord’s mortgagee (if any) (“Landlord’s Insured Parties”), as additional insureds on a primary non-contributing basis. All insurance policies required in Sections 15.2(a) – (e) above shall be issued by companies authorized to do business in Massachusetts with an A.M. Best’s financial rating of A or better and a size class rating of X (10) or larger or otherwise acceptable to Landlord. At or prior to the Commencement Date, Tenant shall deposit with Landlord a certified copy of the insurance binder (countersigned by the insurer) or other evidence of insurance satisfactory to Landlord for each of the insurance policies Tenant is required to carry in compliance with its obligations under this Lease. If obtainable, such insurance policies shall contain a provision that the insurer will not cancel or refuse to renew the policy, or change in any material way the nature or extent of the coverage provided by such policy, without first giving at least thirty (30) days prior written notice to Landlord’s Insured Parties. Tenant’s failure to obtain and maintain the required insurance shall constitute an Event of Default under this Lease. If Tenant shall fail to remedy such Event of Default within five (5) days after written notice by Landlord, Tenant will be liable for any and all costs, liabilities, damages and penalties resulting to Landlord’s Insured Parties from such termination, unless a written waiver of the specific insurance requirement(s) is provided to Tenant by Landlord’s Insured Parties.

15.3 Insurance During Construction. In addition, during the performance of any construction by Tenant on the Premises, in addition to the above coverage required to be maintained by Tenant, Tenant shall cause any general contractors and sub-contractors performing work to carry: (a) commercial general liability insurance in an amount not less than $1,000,000.00 per occurrence and $2,000,000.00 annual aggregate (or such higher limits as may be determined by Landlord from time to time); (b) the statutory limits of workers’ compensation and employers’ liability insurance in amounts adequate to satisfy the umbrella underlying requirements; (c) umbrella liability coverage in an amount not less than $3,000,000.00 per occurrence and $3,000,000.00 annual aggregate (to be in excess of the commercial general liability and workers’ compensation and employers’ liability requirements outlined in Sections 15.3 (a) and (b) above); and (d) builder’s risk insurance on the special causes of loss form, including earthquake and flood, to protect Landlord’s and Tenant’s interests during the course of the construction with a limit of not less than the total replacement cost of the completed improvements under construction. Such contractor insurance policies shall name Landlord’s Insured Parties as additional insureds on a primary non-contributing basis.

15.4 Waiver of Subrogation. Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or other casualty, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in full force and effect only to the extent permitted by law and only to the extent that the cost of repairing such damage is covered by insurance or would have been covered by insurance proceeds payable under any policy (including the deductible and/or uninsured portion thereof) required to be maintained under this Lease, but not so maintained. Each policy of such insurance shall, if obtainable from the insurer, contain a waiver of subrogation by the insurer against Landlord or Tenant, as the case may be. In the event a party is unable to obtain such a waiver, it shall immediately notify the other of this inability. In the absence of such notification, each party shall be deemed to have obtained such a waiver of subrogation.

16. INDEMNIFICATION. To the maximum extent enforceable by law, but subject to Section 15.2 (Tenant’s Insurance) and Section 15.4 (Waiver of Subrogation), Tenant covenants and agrees to exonerate, indemnify, defend (with counsel reasonably acceptable to Landlord), protect and save Landlord, Landlord’s Agents and Landlord’s Insured Parties harmless from and against any and all claims, demands, expenses, losses, suits and damages (including reasonable attorneys’ fees) as may be occasioned by reason of (a) any accident, injury or damage occurring in or about the Premises causing injury to persons or damage to property (including, without limitation, the Premises); (b) the occupancy of the Premises or use of the Common Areas by Tenant or Tenant’s Agents (or any person or entity claiming by, through or under Tenant or Tenant’s Agents); (c) any act, omission, negligence or misconduct by Tenant or Tenant’s Agents (or any person or entity claiming by, through or under Tenant or Tenant’s Agents); and (d) the breach or default by Tenant or Tenant’s Agents of any representation, covenant, or other term contained in this Lease. Tenant’s obligations hereunder shall include any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease.

17. DAMAGES FROM CERTAIN CAUSES. To the maximum extent enforceable by law, but subject to Section 15.2 (Tenant’s Insurance) and Section 15.4 (Waiver of Subrogation), Landlord shall not be liable to Tenant or Tenant’s Agents, or any other person or party claiming through Tenant or Tenant’s Agents, for any accident, injury or damage occurring in or about the Premises or the Property causing injury to persons or damage to property (including, without limitation, the Premises) resulting from any accident or occurrence in the Premises or any other portion of the Property caused by (a) Tenant or Tenant’s Agents, (b) other tenants of the Property, or (c) any portion of the Property becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises.

18. FIRE OR OTHER CASUALTY.

18.1 In the event of damage to or destruction of the Premises or the Building caused by fire or other casualty (“Event of Casualty”), Landlord shall undertake to make repairs and restorations with reasonable diligence, unless this Lease has been terminated by Landlord or Tenant as hereinafter provided, or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restorations. Landlord shall, within forty-five (45) days after Landlord becomes aware of the Event of Casualty, provide Tenant with a good faith estimate of the time required to repair the damage to the Premises or the Building, as the case may be. If, in Landlord’s reasonable judgment, the damage is of such nature or extent that (a) more than two hundred (270) days after the Event of Casualty would be required (with normal work crews and normal work hours) to repair and restore the Premises or the Building, or (b) less than one (1) year remains on the then current Lease Term and more than ninety (90) days after the Event of Casualty would be required (with normal work crews and normal work hours) to repair and restore the Premises or the Building, then the Premises or the Building, as the case may be, shall be deemed “substantially damaged.” If the Premises or the Building are deemed substantially damaged, Landlord may elect to terminate this Lease by giving Tenant written notice of such termination within sixty (60) days after the Event of Casualty. In addition, if the Premises or the Building are substantially damaged, and if as a result of the same the Premises are rendered untenantable for the Permitted Use, then Tenant may elect to terminate this Lease by giving Landlord written notice of such termination within sixty (60) days after the Event of Casualty. If either party elects to terminate this Lease as set forth above, then the Lease Term shall expire thirty (30) days after the date such written notice is given, Base Rent and Additional Rent shall be equitably abated in accordance with Section 18.3 below, and Tenant shall thereafter vacate the Premises and surrender the same to Landlord in accordance with the terms, covenants and conditions of this Lease.

18.2 In the event this Lease is not terminated pursuant to the terms of Section 18.1 above and is otherwise in full force and effect, and sufficient casualty insurance proceeds are available for application to such repair and restoration, Landlord shall proceed diligently to repair and restore the Premises or the Building, as the case may be (including Landlord’s Work, if any) to substantially the same condition in which it was immediately prior to the casualty occurrence, subject to Legal Requirements. Landlord shall not be obligated to repair or restore (a) any Tenant’s Work or Alterations to the Premises in excess of Landlord’s Work, even if such work was performed by Landlord’s Contractors (and regardless of whether or not Tenant is required to remove or leave the same on the Premises at the expiration or earlier termination of this Lease), or (b) any of Tenant’s Property, unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs as may be incurred by Landlord in connection therewith.

18.3 When Landlord’s repair and restoration work has been completed, Tenant shall complete the restoration of (a) all of Tenant’s Work and Alterations and (b) all of Tenant’s Property which are necessary to permit Tenant’s re-occupancy of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Base Rent and Additional Rent shall be equitably abated from the date of the damage or destruction until the Premises has been substantially restored for any portion of the Premises that is unusable by Tenant. Notwithstanding the foregoing, if such casualty was due to the act or omission of Tenant or Tenant’s Agents, such abatement or reduction shall be made only if and to the extent of any proceeds of rental interruption insurance actually received by Landlord and allocated to the Premises.

19. EMINENT DOMAIN. If the whole or a material portion of the Premises shall be taken or condemned by a governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), or if the owner elects to convey title to the condemnor by a deed in lieu of condemnation, or if all or any portion of the Property are so taken, condemned or conveyed and as a result thereof, in Landlord’s reasonable judgment, the Premises cannot be used for Tenant’s Permitted Use as set forth herein, then this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority and Base Rent and Additional Rent shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If less than a material portion of the Premises shall be taken or condemned by a governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), Base Rent and Additional Rent shall be equitably abated on the date when such title vests in such governmental or quasi-governmental authority and this Lease shall otherwise continue in full force and effect. In any case, Tenant shall have no claim against Landlord for any portion of the amount that may be awarded as damages as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat or such taking or condemnation); and all rights of Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, dislocation damages or for any other award which would not reduce the award payable to Landlord. As used herein, “material portion of the Premises” shall mean such amount that, in Landlord’s reasonable judgment, would render the Premises untenantable for the Permitted Use.

20. ASSIGNMENT AND SUBLETTING.

20.1 Generally. Except with respect to a Permitted Transfer (as hereinafter defined), Tenant shall not assign, sublease, transfer (including by operation of law) or encumber any interest in this Lease or allow any third party to use or occupy any portion of the Premises (individually or collectively, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld, conditioned or delayed if: (a) in Landlord’s good faith opinion the proposed transferee’s financial condition is not adequate for the obligations such transferee is assuming in connection with the proposed Transfer; (b) in Landlord’s good faith opinion the transferee’s business or reputation is not suitable for the Property considering the business and reputation of the other tenants and the Property’s profile, or the proposed transfer would result in a violation of another tenant’s rights under its lease at the Property; (c) the transferee is a governmental or quasi-governmental entity, agency, department or instrumentality; (d) the transferee is an occupant of the Property; (e) there is then occurring an Event of Default (or there is then occurring an event which with passage of time or the giving of notice, or both, would constitute an Event of Default) under this Lease; (f) any portion of the Property (including the Premises) would likely become subject to additional or different Legal Requirements as a consequence of the proposed Transfer; (g) Landlord or its agent have discussed with the proposed transferee or its agent its need for space at the Property within six (6) months prior to Tenant’s delivery of written notice of the proposed Transfer to Landlord; (h) intentionally omitted; (i) the Transfer is not approved of by any Superior Lessor (as hereinafter defined) or Superior Mortgagee (as hereinafter defined); (j) the transferee refuses to sign a subordination and attornment agreement in favor of any Superior Lessor or Superior Mortgagee; (k) any guarantor of this Lease refuses to consent to the proposed transfer or to execute a written agreement reaffirming the guaranty; (1) in Landlord’s good faith opinion, a proposed transferee’s business will impose a burden on the Common Areas or other facilities serving the Building or the Property that is greater than the burden imposed by Tenant; (m) Landlord has sued or been sued by the proposed transferee or has otherwise been involved in a legal dispute with the proposed transferee; or (n) the proposed Transfer will result in there being more than one (1) subtenant in the Premises. Any attempted Transfer in violation of Section 20 shall, in Landlord’s sole and absolute discretion, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers. If Landlord withholds its consent to any Transfer contrary to the provisions of Section 20, Tenant’s sole remedy shall be to seek an injunction in equity to compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder, and Tenant shall be and remain fully and primarily liable for the obligations of Tenant hereunder, and Tenant shall be deemed to have waived all suretyship defenses.

20.2 Consent Process. Except with respect to a Permitted Transfer, if Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord (a) financial statements for the proposed transferee; (b) a copy of the proposed assignment or sublease; and (c) such other information as Landlord may reasonably request. After Landlord’s receipt of the required information and documentation, Landlord shall do one of the following: (i) notify Tenant in writing of its decision to consent or withhold consent to the Transfer; (ii) in the event of a proposed assignment of this Lease, terminate this Lease effective the first to occur of sixty (60) days following written notice of such termination or the date that the proposed Transfer would have come into effect; or (iii) in the event of a proposed subletting of all or any portion of the Premises, terminate this Lease effective the first to occur of sixty (60) days following written notice of such termination or the date that the proposed Transfer would have come into effect, it being specifically agreed that Landlord may terminate this Lease with respect to the entire Premises even if Tenant proposes to sublease only a portion of the Premises. In addition, Tenant shall reimburse Landlord for its reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection with Landlord’s review of such proposed Transfer.

20.3 Right to Share Profits.

(a) Except with respect to a Permitted Transfer, if Landlord consents to the subletting of all or any part of the Premises, Landlord shall have the option (but shall not be obligated) to require Tenant to pay to Landlord, as Additional Rent, fifty percent (50%) of any Net Profits (as hereinafter defined) in connection with the subletting. “Profits” on a subletting shall mean the difference between (i) the amounts paid as rent and additional rent by the subtenant to Tenant in and for each month of the sublease term and (ii) Base Rent and Additional Rent due and payable by Tenant to Landlord in and for each month of the sublease term, in each and every month when the former exceeds the latter, provided, however, that if a sublease involves less than the entire Premises, the amounts paid by Tenant to Landlord used in subpart (ii) above shall be prorated each month to reflect the portion of the Premises being sublet. “Net Profits” on a subletting shall mean monthly Profits reduced by an amount equal to the quotient found by taking the total reasonable and customary attorneys’ fees, real estate brokerage commissions and alteration expenses (if any), paid and incurred by Tenant in connection with the subletting, and dividing by the number of months in the sublease term.

(b) Except with respect to a Permitted Transfer, if Landlord consents to the assignment of this Lease, Landlord shall have the option (but shall not be obligated) to require Tenant to pay to Landlord, as Additional Rent, fifty percent (50%) of any Net Consideration (as hereinafter defined) in connection with the assignment. “Consideration” for an assignment shall mean any sums paid to Tenant in consideration of the assignment (other than the amount of rent and additional rent assumed by the assignee). “Net Consideration” for an assignment shall mean Consideration reduced by an amount equal to the total reasonable and customary attorneys’ fees, real estate brokerage commissions and alteration expenses (if any), paid and incurred by Tenant in connection with the assignment.

(c) Landlord shall have the right at any time, and from time to time, upon reasonable prior notice to Tenant to audit and inspect Tenant’s books, records, accounts and federal income tax returns to verify the determination of Additional Rent payable under Section 20.3.

20.4 Certain Transfers.

(a) Except with respect to a Permitted Transfer, if at any time Tenant’s interest in this Lease is held by a corporation, trust, partnership, limited liability company or other entity, the transfer of a controlling interest of the voting stock, beneficial interests, partnership interests, membership interests or other ownership interests therein (whether at one time or in the aggregate) shall be deemed an assignment of this Lease, and shall require Landlord’s prior written consent as provided herein. For the purposes of the prior sentence, a “controlling interest” shall mean any transfer that results in the change (whether at one time or in the aggregate) in the effective control over the management of such entity. The foregoing provisions relating to a transfer in the controlling interest shall not be applicable if Tenant is a corporation and (i) its outstanding voting stock is listed on a recognized security exchange, or (ii) at least eighty percent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed. Notwithstanding anything to the contrary contained herein, an initial public offering of Tenant’s stock on a recognized security exchange shall not be considered a transfer under Section 20.4(a) requiring Landlord’s consent.

(b) To enable Landlord to determine the ownership of Tenant, Tenant agrees to furnish to Landlord, from time to time promptly after Landlord’s request therefor, (i) if the last two sentences of Section 20.4(a) are applicable, proof of listing on a recognized security exchange, or (ii) if the last two sentences of Section 20.4(a) are not applicable, an accurate and complete listing of the holders of its stock, beneficial interests, partnership interests, membership interests or other ownership interests therein as of such request and as of the date of this Lease. Landlord shall use reasonable efforts to keep confidential any information received by Landlord pursuant to this Section; provided, however, that Landlord shall have the right to disclose any such information to Landlord’s Agents, as well as any Superior Lessor, Superior Mortgagee, prospective lessor, prospective mortgagee, or prospective purchaser, provided such parties are advised of such confidentiality obligations.

(c) Notwithstanding any other provision of Section 20 to the contrary, Tenant may assign its interest in this Lease or sublet the Premises (i) to any entity controlling, controlled by, or under common control with Tenant, or (ii) to any successor to Tenant by purchase, merger, consolidation or reorganization (each a “Permitted Transfer”) without the consent of Landlord; provided, however, that (A) there is not then occurring an Event of Default (or there is not then occurring an event which with passage of time or the giving of notice, or both, would constitute an Event of Default) under this Lease; (B) if the proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if the proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant’s business; (C) such proposed transferee shall have a Net Worth (as hereinafter defined) which is at least equal to the greater of Tenant’s Net Worth as of the date of this Lease or Tenant’s Net Worth as of the day prior to the proposed transfer as evidenced to Landlord’s reasonable satisfaction; (D) Tenant shall not be released from any obligation under this Lease or any liability hereunder; and (E) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed transfer. As used herein, “Net Worth” shall be the tangible net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied.

(d) In addition to the foregoing, it shall be a condition of the validity of any such Transfer (or Permitted Transfer) that the proposed transferee agrees directly with Landlord, in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the obligation to pay Rent and other amounts provided for under this Lease, the covenant regarding use and the covenant against further assignment and subletting.

(e) If the Premises or any part thereof are sublet by Tenant, following the occurrence of an Event of Default, Landlord, in addition to any other remedies provided hereunder or at law, may at its option collect directly from such subtenant(s) all rents becoming due to Tenant under such sublease(s) and apply such rent against any amounts due Landlord by Tenant under this Lease, and Tenant hereby irrevocably authorizes and directs such subtenant(s) to so make all such rent payments, if so directed by Landlord; and it is understood that no such election or collection or payment shall be construed to constitute a novation of this Lease or a release of Tenant hereunder, or to create any lease or occupancy agreement between Landlord and such subtenant or impose any obligations on Landlord, or otherwise constitute the recognition of such sublease by Landlord for any purpose whatsoever.

21. EVENTS OF DEFAULT. Any other provisions of this Lease notwithstanding, it shall be a Tenant event of default (“Event of Default”) under this Lease if: (a) Tenant fails to pay any Base Rent, Additional Rent, or other item of Rent when due and payable hereunder; provided, however, that Tenant shall be entitled to a grace period of five (5) days after written notice from Landlord with respect to the first late payment in any calendar year; (b) subject to Section 21(c), Tenant fails to perform or observe any other covenant, condition or agreement of this Lease and such failure continues, after written notice given by or on behalf of Landlord to Tenant, for more than thirty (30) days; (c) Tenant fails to perform or observe any of the covenants with respect to

(i) Section 10 (Alterations, Additions and Improvements to the Premises), (ii) Section 15 (Insurance), (iii) Section 20 (Assignment and Subletting), (iv) Section 30 (Financial Statements), (v) Section 31 (Tenant Estoppel Certificates), or (vi) Section 32 (Subordination); provided, however, that Tenant shall not be deemed to be in an Event of Default under Section 21(c) until five (5) days after written notice from Landlord with respect to the particular item that is the subject of the Event of Default; (d) the leasehold interest of Tenant is levied upon or attached under process of law; (e) Tenant or any guarantor of this Lease dies or dissolves; (f) Tenant abandons or vacates the Premises; (g) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing; (h) Tenant shall generally not pay Tenant’s debts as such debts become due, or shall admit in writing its inability to pay its debts as they become due, or shall make an assignment of Tenant’s lease obligations for the benefit of or enter into an agreement with its creditors; (i) Landlord shall determine that any financial or other information provided to Landlord by or on behalf of Tenant or any guarantor of this Lease shall be or have been materially false or misleading; (j) Tenant conducts or permits to be conducted, either voluntarily or involuntarily, any auction in or upon the Premises or the Property; or (k) there is committed by Tenant any other act or omission which is stated in this Lease to be an Event of Default. The notice and grace period provisions in clauses (a) and (b) above shall have no application to the Events of Default referred to in clauses (c) through (k) above.

22. LANDLORD’S REMEDIES.

22.1 Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

(a) Landlord may, but shall not be obligated to, re-enter the Premises and attempt to cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default;

(b) Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Lease Term shall end, and all right, title and interest of Tenant hereunder shall terminate on the date stated in such notice; and

(c) Landlord may enforce the provisions of this Lease by a suit or suits at law or equity for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all monies due or to become due from Tenant under any of the provisions of this Lease.

22.2 LANDLORD SHALL NOT BE REQUIRED TO SERVE TENANT WITH ANY NOTICES OR DEMANDS AS A PREREQUISITE TO ITS EXERCISE OF ANY OF ITS RIGHTS OR REMEDIES UNDER THIS LEASE, OTHER THAN THOSE NOTICES AND DEMANDS SPECIFICALLY REQUIRED UNDER THIS LEASE. LANDLORD’S NOTICE OF ANY EVENT OF DEFAULT MAY SERVE AS ANY STATUTORY DEMAND OR NOTICE WHICH IS A PREREQUISITE TO LANDLORD’S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN ANY APPLICABLE STATUTE OR CASE LAW, AND NO FURTHER NOTICE SHALL BE REQUIRED. TENANT AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM AND WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD’S TERMINATION OF THIS LEASE OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO THE TERMS, COVENANTS AND CONDITIONS OF THIS LEASE AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION.

22.3 If Landlord terminates this Lease, Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of any applicable law, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.

22.4 If Landlord terminates this Lease, such termination shall not release Tenant, in whole or in part, from Tenant’s obligation to pay Rent hereunder for the full Lease Term, and Landlord shall be entitled to recover from Tenant all Rent accruing as it becomes due under this Lease during the period from the date of such termination to the stated end of the Lease Term on the days originally fixed herein for the payment thereof as if this Lease had not been terminated.

22.5 If Landlord terminates this Lease, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder. In addition, Landlord shall be entitled to recover from Tenant, for loss of the bargain and not as a penalty, (a) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including, without limitation, (i) the cost of Landlord’s Work and Landlord’s contribution to the cost of Tenant’s Work and Alterations, if any (whether installed by Landlord or Tenant), (ii) deferred or abated rent, and (iii) brokerage commissions; (b) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, including, without limitation, the amount projected by Landlord to represent Additional Rent for the remainder of the Lease Term, over the then present value of the then aggregate fair market rental of the Premises for the remainder of the Lease Term, such present value to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rent would have been payable hereunder had this Lease not been terminated; and (c) any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

22.6 Intentionally Omitted

22.7 Landlord shall have no obligation to mitigate any damages resulting from an Event of Default by Tenant under this Lease other than to list the Premises as available for rent; provided, however, that (a) Landlord shall not be obligated to solicit or entertain negotiations with a replacement tenant for the Premises unless and until Landlord obtains full and complete possession of the Premises, including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (b) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises at the Property suitable for the replacement tenant’s use are (or soon will be) available; (c) Landlord shall not be obligated to lease the Premises to a replacement tenant at a rate that is less than the rate that Landlord is advertising space at the Property (on a per rentable square foot basis); (d) Landlord shall not be obligated to enter into a lease with a replacement tenant under terms, covenants and conditions that are unacceptable to Landlord, including, without limitation, a replacement tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Property, (ii) adversely affect, in Landlord’s good faith opinion, the reputation of the Property, or (iii) be incompatible, in Landlord’s good faith opinion, with the operation of the Property; and (e) Landlord shall not be obligated to enter into a lease with a replacement tenant who does not have, in Landlord’s good faith opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

22.8 In attempting to relet the Premises, Landlord may redecorate the Premises, or may make any repairs, alterations or additions thereto, to the extent deemed reasonably necessary or desirable by Landlord, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord’s reasonable expenses of reletting, including, without limitation, brokerage commissions and reasonable attorneys’ fees. The rents from any such reletting shall be applied first to the payment of the expenses of reletting, and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder.

22.9 The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No delay or forbearance by Landlord in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender of the Premises shall be valid unless in writing and signed by Landlord.

23. LANDLORD’S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord fails to perform or observe any obligation of this Lease and such failure continues, after written notice given by or on behalf of Tenant to Landlord, for more than thirty (30) days (or such additional time as is reasonably required to cure such default, provided that Landlord diligently pursues such cure to completion). It is the express understanding and agreement of the parties, and a condition of Landlord’s agreement to execute this Lease, that in no event shall Tenant have the right to terminate this Lease or seek an abatement to or offset from Rent as a result of Landlord’s default, but Tenant shall be entitled to seek all other remedies, at law or equity, as a result of such default. Tenant hereby waives its right to recover punitive, special or consequential damages, or to recover any lost profits resulting from or arising out of any act or omission by Landlord (or any party for whom Landlord is responsible). This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so.

24. FORCE MAJEURE. The term “Force Majeure” shall mean acts of God, shortages of labor or materials, strikes, riots, war, acts of terrorism, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the reasonable control of Landlord. Notwithstanding anything to the contrary contained herein, whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

25. COSTS AND EXPENSES. In the event of any litigation between Landlord and Tenant to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses incurred in connection therewith, including reasonable attorneys’ fees, through all appeals and in any bankruptcy proceedings.

26. NO WAIVER. Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an Event of Default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but the non-defaulting party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by the non-defaulting party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.

27. QUIET ENJOYMENT. Tenant, upon the payment of Rent and the observing, keeping and performing all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Lease Term, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to that of Tenant, subject, however, to the rights of Superior Lessors and Superior Mortgagees, and subject to the terms, covenants and conditions of this Lease. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, expressed or implied.

28. RELOCATION. At any time during the Lease Term, including any extensions thereof, upon sixty (60) days prior written notice to Tenant (“Landlord’s Relocation Notice”), Landlord, in its sole and absolute discretion, may relocate Tenant to comparable office space within the Property, in which event the terms hereof shall apply in all manner and respect except Base Rent and Additional Rent will be adjusted for variation in the square footage of the new leased premises (the “Relocation Premises”); provided, however, that (a) in no event will Landlord exercise the relocation right described in this Section more than once during the Lease Term and (b) in no event will Base Rent and Additional Rent for the Relocation Premises exceed Base Rent and Additional Rent payable for the Premises. Landlord agrees to make reasonable efforts to accommodate Tenant’s requests regarding the size, layout, Building/Property location and level of finish of the Relocation Premises, and agrees that the Relocation Premises shall have a level of finish at least equal to the level of finish of the Premises. Landlord shall pay or credit

Tenant’s actual and commercially reasonable expenses for the cost of relocating Tenant to the Relocation Premises, subject to adjustment by Tenant’s authentication of the same. Should Tenant fail to relocate to the Relocation Premises as required herein, such failure shall be deemed a holding over by Tenant under Section 36 hereof.

29. PARKING. Pursuant to all terms, covenants and conditions of this Lease, Tenant shall have a license to use, throughout the term of this Lease, at no additional charge to Tenant, up to 3.3 parking spaces per 1,000 rentable square feet of the Premises leased hereunder, which is currently eleven (11) parking spaces (the “Parking Spaces”), which shall be located in the surface parking area adjacent to the Building (the “Parking Area”). All Parking Spaces shall be provided on a non-reserved, first-come, first-served basis. Landlord reserves the right to rearrange the configuration of any Parking Spaces, assign particular Parking Spaces to other tenants of the Building/Property, and otherwise change or alter the Parking Area in any manner whatsoever, so long as Tenant is not permanently deprived of the use of eleven (11) Parking Spaces. Landlord does not assume any responsibility for, and shall not be liable for, any damage, loss or theft (of any nature whatsoever) to or of any automobiles or other vehicles, or any contents or other Personal Property located therein, while in or about the Parking Area.

30. FINANCIAL STATEMENTS. Tenant acknowledges that the capability of Tenant to perform its financial obligations under this Lease is material to Landlord, and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents and warrants to Landlord that any financial statements previously furnished to Landlord were at the time given true and correct in all material respects, and that there have been no material changes thereto as of the date of this Lease (which representations and warranties shall be deemed to be continuing and re-made at all times during the Lease Term). In addition, upon request, and within ten (10) days after written notice given by or on behalf of Landlord, Tenant shall furnish Landlord with current financial statements (audited, if available, or otherwise certified as being true and correct by Tenant) reflecting Tenant’s current financial condition. Landlord shall use reasonable efforts to keep confidential any information received by Landlord pursuant to this Section; provided, however, that Landlord shall have the right to disclose any such information to Landlord’s Agents, as well as any Superior Lessor, Superior Mortgagee, prospective lessor, prospective mortgagee, or prospective purchaser, provided such parties are advised of such confidentiality obligations.

31. TENANT ESTOPPEL CERTIFICATES.

31.1 Upon request, and within ten (10) days after written notice given by or on behalf of Landlord, Tenant shall furnish Landlord with a tenant estoppel certificate signed by Tenant certifying as to such matters relating to the then current status of this Lease as may be reasonably requested by Landlord (or any Superior Lessor, Superior Mortgagee, prospective lessor, prospective mortgagee, prospective purchaser or other party), including, without limitation:

(a) The Commencement Date and Expiration Date of this Lease;

(b) That this Lease is unmodified and in full force and effect or, if there has been a modification, that the same is in full force and effect, as modified, and stating such modification;

(c) Whether or not there are any existing setoffs or defenses against the enforcement of any of the terms, covenants and conditions of this Lease and whether there are any obligations of Landlord or Tenant to be performed or complied with and, if so, specifying the same;

(d) The date to which Base Rent, Additional Rent and all other charges have been paid; and

(e) Any other matters reasonably requested.

31.2 Any statement furnished pursuant to this Section may be relied upon by Landlord (or any Superior Lessor, Superior Mortgagee, prospective lessor, prospective mortgagee, prospective purchaser or other party). In addition to any other right or remedy Landlord may have, if Tenant fails to execute any tenant estoppel certificate within the time-frame required by this Section, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is coupled with an interest in Landlord and is accordingly irrevocable.

32. SUBORDINATION.

32.1 At the option of Landlord, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases, now or hereafter affecting the Building or the Property, and each of the terms, covenants and conditions thereto (the “Superior Leases”), and to all mortgages and deeds of trust, now or hereafter affecting the Building or the Property or the Superior Leases, and each of the terms, covenants and conditions thereto (the “Superior Mortgages”), whether or not such Superior Mortgages shall also cover other land, buildings or leases, to each and every advance made or hereafter to be made under such Superior Mortgages, and to all renewals, modifications, replacements and extensions of such Superior Leases and Superior Mortgages. This Section shall be self-operative and no further instrument of subordination shall be required.

32.2 Upon request, and within ten (10) days after written notice given by or on behalf of Landlord, any Superior Lessor or any Superior Mortgagee, Tenant shall promptly execute, acknowledge and deliver any reasonable instrument of subordination that Landlord, any Superior Lessor or any Superior Mortgagee may reasonably request. If Tenant fails to execute any such instrument of subordination within the time-frame required by this Section, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is coupled with an interest in Landlord and is accordingly irrevocable. As used herein, “Superior Lessor” shall mean the lessor of a Superior Lease or its successor in interest. As used herein, “Super Mortgagee” shall mean the holder of a Superior Mortgage or its successor in interest.

32.3 If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called the “Successor Landlord”), then Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, then this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, covenants and conditions as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or predecessor-in-interest).

33. BROKERS. Except for the Broker(s) listed in Section 1.4 of this Lease, each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Lease, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Lease. Landlord will pay any commission due to the Broker(s) hereunder pursuant to its separate agreement with the Broker(s) hereunder subject to execution and delivery of this Lease by Landlord and Tenant.

34. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been given (a) if delivered by hand, by messenger or by an express delivery service (FedEx, UPS, etc.), then if and when delivered (or if delivery is refused, when refused) to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), or (b) if mailed, then on the third Business Day following the date on which such communication is deposited in the United States mails, by first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby). Notice by counsel to a party shall be deemed notice from such party.

34.1     If to Landlord:           WLC THREE VI, L.L.C.

c/o Griffith Properties LLC 260 Franklin Street, 5th Floor Boston, MA 02110 Attention: Marci G. Loeber

With copies to:
WLC THREE VI, L.L.C.
c/o Walton Street Capital LLC 900 North Michigan Avenue, Suite 1900 Chicago, IL 60611 Attention: Howard J. Brody

WLC THREE VI, L.L.C. c/o Walton Street Capital LLC 900 North Michigan Avenue, Suite 1900 Chicago, IL 60611 Attention: Douglas J. Welker

WLC THREE VI, L.L.C. c/o Walton Street Capital LLC 900 North Michigan Avenue, Suite 1900 Chicago, IL 60611 Attention: Angela R. Lang

34.2 If to Tenant: And before the Commencement Date, then to:

Planck, LLC 675 Avenue of the Americas New York, NY 10010 Attention: Damian Noto

With a copy to:

Garvey Schubert Barer 1191 Second Avenue, 18th Floor Seattle, WA 98101 Attention: Daniel Bugbee

And on or after the Commencement Date, then to:

Planck, LLC 131 Hartwell Avenue Lexington, MA 02421 Attention: Bruce Hill

With a copy to:

Planck, LLC 675 Avenue of the Americas New York, NY 10010 Attention: Damian Noto

And:

Garvey Schubert Barer 1191 Second Avenue, 18th Floor Seattle, WA 98101 Attention: Daniel Bugbee

34.3 Payments of Rent: Payments of Rent only shall be made payable to the order of WLC THREE VI, L.L.C. and submitted to:

WLC THREE VI, L.L.C. c/o Cushman & Wakefield of Massachusetts P.O. Box 418955 Boston, MA 02241-8947

35. SURRENDER OF PREMISES.

35.1 Upon the expiration or earlier termination of this Lease, Tenant shall promptly surrender possession of the Premises to Landlord in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear, casualty and condemnation. Tenant shall surrender to Landlord all keys, key cards, security and access codes, etc. to the Premises and make known to Landlord the combination of all combination locks which Tenant is required to leave on the Premises. For purposes of this Lease, the terms “reasonable wear and tear” and “ordinary wear and tear” constitute that normal, gradual deterioration which occurs due to aging and ordinary use of the Premises despite reasonable and timely maintenance and repair, but in no event shall the aforementioned terms excuse Tenant from its duty to keep the Premises in good maintenance and repair or otherwise usable, serviceable and tenantable as required by this Lease.

35.2 Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove (a) all of Tenant’s Work and Alterations that Tenant is required to remove pursuant to Section 10.2 of this Lease and (b) all of Tenant’s Property. Tenant shall not be required to remove Landlord’s Work. Tenant shall, at its sole cost and expense, repair any damage caused by the removal of Tenant’s Work, Alterations and Tenant’s Property, and perform such other work as is reasonably necessary to restore the Premises to “move in” condition. If Tenant fails to remove any of the foregoing items or to perform any required repairs and restoration, such failure shall be deemed a holding over by Tenant under Section 36 hereof, and Landlord may (without liability to Tenant for loss thereof), at Tenant’s sole cost and expense and in addition to Landlord’s other rights and remedies under this Lease, at law or equity: (i) remove and store such items; and/or (ii) upon ten (10) days prior written notice to Tenant, sell such items at private or public sale for such price as Landlord at its discretion may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s reasonable attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items and performance of any required repairs and restoration), with any remainder to be paid to Tenant.

36. HOLDING OVER. If, after the expiration or earlier termination of this Lease, Tenant fails to surrender the Premises (or any portion of the Premises) in accordance with the provisions of this Lease, such occupancy shall be that of a tenancy at sufferance, in which event Tenant shall pay Landlord (a) as liquidated damages for such holding over alone, an amount, calculated on a per diem basis for each day of such unlawful retention, equal to the greater of 200% of (i) the then-current Annual Base Rent, or (ii) the fair market rental for the Premises, for the time Tenant thus remains in possession, plus, in each case, all Additional Rent and other sums payable hereunder, and (b) all other damages, costs and expenses sustained by Landlord by reason of Tenant’s holding over. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Premises, all Tenant’s obligations with respect to the use, occupancy and maintenance of the Premises shall continue during such period of unlawful retention. To the maximum extent enforceable by law, Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, Landlord’s Agents and Landlord’s Insured Parties harmless from and against any and all claims, demands, expenses, losses, suits and damages (including reasonable attorneys’ fees) as may be occasioned by reason of Tenant’s holding over, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. The provisions of this Section 36 shall survive the expiration or earlier termination of this Lease.

37. RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business, and without affecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant’s obligations under this Lease: (a) upon thirty (30) days’ prior notice, to change the name or street address of the Building or the Property; (b) to install and maintain signs on the interior and exterior of the Building or the Property; (c) to designate and approve window coverings to present a uniform exterior appearance; (d) to retain at all times, and to use in appropriate instances, keys, key cards, security and access codes, etc. to all locks and security devices within and to the Premises; (e) to approve the size, weight, or location of heavy equipment, or articles within the Premises; (f) to change the arrangement and location of entrances of doors, doorways, passageways, corridors, stairs, stairwells, elevators, restrooms, Parking Area, and Common Areas of the Building or the Property; (g) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (h) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then-existing improvements to the Premises and without effectuating a surrender or entitling Tenant to any setoff or abatement of Rent; (i) to grant to anyone the exclusive right to conduct any business or undertaking in the Building or the Property, provided that Landlord’s exercise of its rights under this clause (i), shall not be deemed to prohibit Tenant from the operation of its business in the Premises; (j) to enter the Premises to inspect the same or to show the Premises to (1) or any Superior Lessor, Superior Mortgagee, prospective lessor, prospective mortgagee, prospective purchaser or other party at any time during the Lease Term and (2) prospective tenants during the last twelve (12) months of the Lease Term, or to clean or make repairs, alterations or additions thereto, provided that, except for any entry in an emergency situation or to provide janitorial service in accordance with Section 12.1 of this Lease, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises; and (k) to temporarily close the Premises, the Building or the Property to perform repairs, alterations or additions to the Premises, the Building or the Property. In exercising its rights under this Section, Landlord shall make commercially reasonable efforts to avoid unreasonably interfering with Tenant’s business operations in the Premises.

38. OFAC CERTIFICATION. Tenant hereby represents, warrants, and covenants the following: (a) that the name, address and jurisdiction of organization, if any, of Tenant as set forth in this Lease and any other information provided by Tenant concerning Tenant’s identity, is true and correct; (b) neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, nor any persons or entities controlled by Tenant, are or will at any time during the Lease Term be (i) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s OFAC list of prohibited countries, territories, “specifically designated nationals” (“SDNs”) or “blocked person” (each a “Prohibited Person”) (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any such Prohibited Person; (ii) engaging in certain dealings with countries and organizations designated under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; (iii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism;” or (iv) a foreign shell bank or any person that a financial institution would be prohibited from transacting with under the USA PATRIOT Act; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in (i) any U.S. anti-money laundering law, (ii) the Foreign Corrupt Practices Act, (iii) the U.S. mail and wire fraud statutes, (iv) the Travel Act, (v) any similar or successor statutes, or (vi) any regulations promulgated under the foregoing statutes. If at any time during the Lease Term any of the foregoing representations and warranties are untrue or Tenant breaches any of the foregoing covenants, then notwithstanding anything contained in this Lease to the contrary, an Event of Default shall be deemed to have occurred, without the necessity of any notice to Tenant, and Landlord shall have the right, in addition to any other rights or remedies Landlord may have under this Lease, at law or in equity to terminate this Lease.

39. MISCELLANEOUS.

39.1 Authority. Tenant represents and warrants that it is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord authorizing the execution of this Lease at the time of such execution.

39.2 Successors and Assigns. The obligations of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive owner of the Property shall be liable only for obligations accruing during the period of its ownership or interest in the Property, and from and after the transfer by Landlord or such successive owner of its ownership or other interest in the Property, Tenant shall look solely to the successors in title for the performance of Landlord’s obligations hereunder arising thereafter.

39.3 Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Property is located.

39.4 Jurisdiction; Waiver of Trial by Jury. Tenant hereby consents to the exclusive jurisdiction of the courts of the state in which the Property is located in any and all actions or proceedings arising under this Lease, and irrevocably agrees to service of process in accordance with Section 34 above. Landlord and Tenant agree to waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises and/or any claim of injury or damage and any emergency or any other statutory remedy.

39.5 Limitation of Liability. The liability of Landlord and Landlord’s Agents to Tenant (or any person or entity claiming by, through or under Tenant) under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Property shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from Landlord’s interest in the Building. Tenant agrees to look solely to Landlord’s interest in the Building for the recovery of any judgment against Landlord or Landlord’s Agents. Neither Landlord nor Landlord’s Agents shall be personally liable for any such judgment, award or deficiency after execution thereon and Tenant hereby waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 39.5 shall apply equally and inure to the benefit of the Landlord and Landlord’s Agents, present and future advisors, beneficiaries, participants, representatives and their respective constituent partners, members, shareholders, trustees, heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), member of Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust) have any liability for the performance of Landlord’s obligations under this Lease, nor shall negative capital account of any constituent partner or member in Landlord (or in a constituent member or partner of Landlord) nor any obligation of any constituent member or partner of Landlord (or in any other constituent member or partner of Landlord) to restore a negative capital account or to contribute or loan capital to Landlord (or to any constituent member or partner of Landlord), at any time be deemed to be the property or an asset of Landlord or such other constituent member or partner (and neither Tenant nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of such a member’s or partner’s obligation to restore or contribute). Notwithstanding any contrary provision herein, neither Landlord nor Landlord’s

Agents shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage, in each case however occurring. The foregoing shall be in addition to, and not in limitation of, any further limitation of liability that might otherwise apply. Notwithstanding the foregoing, none of the provisions of this Section 39.5 shall be deemed to release any insurance carrier that insures Landlord’s liability to Tenant or to third parties from any obligation to make any payment to Tenant pursuant to any such insurance policy, it being agreed that any release of Landlord for any obligation to Tenant is not intended to and does not release Landlord’s insurance carrier from the obligation of paying such loss on Landlord’s behalf. The provisions of this Section 39.5 shall survive the expiration or earlier termination of this Lease.

39.6 Independent Covenants; Severability. Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement, and Tenant hereby waives the benefit of any statute or case law to the contrary. If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions of this Lease shall be valid and enforceable to the fullest extent permitted by law.

39.7 No Recording. Tenant agrees not to record this Lease, but, if required by applicable law in order to protect Tenant’s interest in the Premises, each party hereto agrees, on the request of the other, to execute a so-called notice of lease or memorandum of lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord’s attorneys. In no event shall such document set forth the Rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms, covenants and conditions of this Lease.

39.8 Time of the Essence. Except as otherwise specifically provided in this Lease, with respect to all required acts of Tenant, time is of the essence of this Lease.

39.9 More Than One Tenant. If there is more than one Tenant, or if Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

39.10 More Than One Lease. If there is more than one lease between Landlord and Tenant for space within the Property, a default under one lease shall be deemed to be a default under both leases.

39.11 Continuing Obligations. Notwithstanding anything to the contrary contained in this Lease, the expiration or earlier termination of this Lease, whether by lapse of time or otherwise, shall not relieve Tenant of Tenant’s obligations accruing prior to the expiration or earlier termination of this Lease, and such obligations shall survive the expiration or earlier termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant’s obligations under Section 3 (Rent), Section 5 (Use), Section 6 (Environmental Hazards), Section 16 (Indemnification), Section 33 (Brokers), Section 35 (Surrender of Premises), Section 36 (Holding Over), and Section 38 (OFAC Certification) shall survive the expiration or earlier termination of this Lease.

39.12 No Inference Against Drafting Party. Landlord and Tenant acknowledge and agree that (a) this Lease has been freely negotiated by both parties; and (b) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

39.13 Headings and Titles; Construction. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof. The term “Landlord” and term “Tenant” as used herein shall mean, where appropriate, all persons acting by or on behalf of the respective parties, except as to any required approvals, consents, amendments, modifications or supplements hereunder, in which event such terms shall only mean the parties originally named on the first page of this Lease as Landlord and Tenant, respectively, and their agents so authorized in writing. The term “including” shall be deemed to mean “including, without limitation.”

39.14 Lease Not Binding Until Executed and Delivered. This Lease shall not bind Landlord unless and until it has been signed and delivered by Tenant (and Guarantor(s), if any), received and accepted by Landlord, and then countersigned and redelivered by Landlord to Tenant.

39.15 Counterparts. This Lease may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

39.16 Entire Agreement; Amendment and Modification. This Lease, including all Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, including all lease proposals, letters of intent and similar documents. This Lease may be modified only by a written agreement signed by both Landlord and Tenant.

39.17 No Representations or Warranties. Tenant acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any representations, warranties, promises or statements, except to the extent that the same are expressly set forth in this Lease. Landlord and Tenant acknowledge and agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

39.18 Waiver of Counterclaims. If Landlord commences any summary proceeding for possession of the Premises based on an Event of Default by Tenant hereunder, Tenant hereby waives the right to interpose any non-compulsory counterclaim of whatever nature or description in any such proceeding; provided, however, that Tenant shall have the right to bring a separate action against Landlord to the extent otherwise allowed under this Lease as long as Tenant does not attempt to have such action joined or otherwise consolidated with Landlord’s summary proceeding.

39.19 Consents. Except as otherwise specifically provided in this Lease, any consent or approval to be given by Landlord under this Lease may be withheld or denied at Landlord’s sole and absolute discretion.

39.20 Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord’s and Tenant’s estates, and shall, at the option of Landlord, (a) terminate all or any existing subtenancies, or (b) operate as an assignment to Landlord of any or all of such subtenancies.

39.21 Right to Lease. Landlord reserves the absolute right to effect such other tenancies at the Property as Landlord in its sole and absolute discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Property.

39.22 Confidentiality. Tenant acknowledges and agrees that the terms, covenants and conditions of this Lease are confidential, and disclosure thereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Property and may impair Landlord’s relationships with other tenants at the Property. Tenant agrees that Tenant and Tenant’s Agents shall not disclose the terms, covenants and conditions of this Lease to any other person or entity without the prior written consent of Landlord, which may be withheld in Landlord’s sole and absolute discretion, except as required for financial disclosures or securities filings. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

40. TEMPORARY PREMISES. In the event that Landlord does not Substantially Complete Landlord’s Work on or before the Outside Completion Date, Landlord shall provide Tenant with a license to use the Temporary Premises. Such license shall be subject to all of the terms, covenants and conditions of this Lease, except that Tenant shall not be required to pay Base Rent and Additional Rent with respect to the Temporary Premises; provided, however, that Tenant shall be liable for the cost of any utilities and services that are provided to Tenant with respect to the Temporary Premises. All other non-economic terms of this Lease shall apply, subject to the following additional terms and conditions:

40.1 The Temporary Premises shall be provided on an “as is,” “where-is,” and “with all faults” basis. By taking possession of the Temporary Premises, Tenant is deemed to have accepted the Temporary Premises and agreed that the Temporary Premises are in good order and satisfactory condition, with no representations or warranties of any kind or nature, expressed or implied, by Landlord as to the condition of the Temporary Premises, the Building, the Property, or the suitability thereof for Tenant’s use.

40.2 If, within ten (10) days after Landlord has notified Tenant that Landlord’s Work is Substantially Complete, Tenant fails to surrender the Temporary Premises (or any portion thereof) in accordance with the provisions of this Lease, including, without limitation Section 35 (Surrender of Premises), Tenant shall pay Landlord (a) as liquidated damages for such holding over alone, an amount, calculated on a per diem basis for each day of such unlawful retention, equal to the greater of 200% of (i) the then-current Annual Base Rent (which shall be calculated at the rate of $23.00 per RSF based on 2,426 RSF), or (ii) the fair market rental for the Temporary Premises, for the time Tenant thus remains in possession, plus, in each case, all Additional Rent and other sums payable hereunder, and (b) all other damages, costs and expenses sustained by Landlord by reason of Tenant’s holding over. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Temporary Premises, all Tenant’s obligations with respect to the use, occupancy and maintenance of the Temporary Premises shall continue during such period of unlawful retention. To the maximum extent enforceable by law, Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, Landlord’s Agents and Landlord’s Insured Parties harmless from and against any and all claims, demands, expenses, losses, suits and damages (including reasonable attorneys’ fees) as may be occasioned by reason of Tenant’s holding over, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. The provisions of this Section 40.2 shall survive the expiration or earlier termination of this Lease.

40.3 Tenant agrees to keep the Temporary Premises in good order, condition and repair, excepting only reasonable wear and tear, casualty and condemnation, and shall indemnify Landlord against any and all damage to the Temporary Premises or the Building arising from Tenant’s use of the Temporary Premises. Tenant agrees not to make any alterations, additions, improvements or other changes in or to the Temporary Premises, other than the installation of typical office decorations and furnishings which are not affixed to the realty, without the prior written consent of Landlord.

40.4 Tenant shall, at all times during the period that Tenant is in possession of the Temporary Premises (or any portion thereof), procure and maintain at its sole cost and expense insurance in accordance with Section 15 (Insurance) of this Lease.

40.5 Tenant may not assign, mortgage, pledge, encumber or otherwise transfer its interest or rights under Section 40, and any such purported transfer or attempted transfer shall be null and void and without effect, shall terminate Tenant’s rights under Section 40, and shall constitute an Event of Default under this Lease.

40.6 It is understood that Tenant’s rights under Section 40 in no way constitute a tenancy, and that nothing herein shall be constituted to create in whole or in part, expressly or by implication, an estate or interest in land.

40.7 If Tenant fails to perform any obligation hereunder, Landlord shall have all rights and remedies available at law or equity after giving Tenant written notice of such default.

41. EXHIBITS. Additional terms to this Lease, if any, are set forth in the Exhibits attached hereto, which are incorporated herein by reference as follows:

Exhibit A - Plan of Premises

Exhibit B - Rules and Regulations

Exhibit C - Provisions Regarding Additional Rent

Exhibit D - Job Budget

Exhibit E - Form of Commencement Date Certificate

Exhibit F - Plan of Temporary Premises

[END OF TEXT; COUNTERPART SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the date set forth above.

LANDLORD:

WLC THREE VI, L.L.C.,

a Delaware limited liability company

By:	WLC Equity VI, L.L.C., a Delaware limited liability company, its Sole Member

	By:	WLC-G Holdings VI, L.L.C., a Delaware limited liability company, its Sole Member

		By:	WLC Investors VI, L.L.C., a Delaware limited liability company, its Member

			By:	Walton REIT Holdings B-VI, L.L.C., a Delaware limited liability company, its Sole Member

				By:	Walton REIT B-VI, L.L.C., a Delaware limited liability company, its Managing Member

					By:	Walton Street Real Estate Fund VI-Q, L.P., a Delaware limited partnership, its Managing Member

						By:	Walton Street Managers VI, L.P., a Delaware limited partnership, its General Partner

							By:	WSC Managers VI, Inc., a Delaware corporation, its General Partner

								By:	/s/ Laura Weidaw
								Name:	Laura Weidaw
								Title:	Vice President
Hereunto duly authorized

[COUNTERPART SIGNATURE PAGE TO LEASE]

TENANT:

PLANCK, LLC, a Delaware limited liability company

By:	/s/ Charles Hale
Name:	Charles Hale
Title:	Manager
Hereunto duly authorized

[COUNTERPART SIGNATURE PAGE TO LEASE]

EXHIBIT A

PLAN OF PREMISES

(ATTACHED, CONSISTING OF 1 PAGE)

A-1

D
E
F
BREAKOUT
R
KITCHEN

3,188 RSF

HALE GLOBAL
SCHEME 2
PROPOSED PLAN

EXISTING WALL

NEW WALL

3rd FLOOR LOCUS PLAN

4/29/14

N

LEXINGTON CROSSING
131 HARTWELL AVE, THIRD FLOOR
LEXINGTON, MASSACHUSETTS

GRIFFITH PROPERTIES LLC

Design-Science
ARCHITECTURE - SPACE PLANNING
INTERIOR DESIGN (978) 369-6565

A-2

EXHIBIT C

PROVISIONS REGARDING ADDITIONAL RENT

NOTE: For purposes of Exhibit C only, “Property” shall mean the property comprised of the Building, together with the parcel(s) of land on which it is located, and any other improvements serving the same.

A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of the amount by which Operating Expenses (as hereinafter defined) for the applicable calendar year exceeds Operating Expenses for the Base Year. During each Tax Fiscal Year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of the amount by which Taxes (as hereinafter defined) for the applicable Tax Fiscal Year exceeds Taxes for the Base Year. In no event shall Tenant’s Pro Rata Share of Operating Expenses for any calendar year or Tenant’s Pro Rata Share of Taxes for any Tax Fiscal Year be less than zero. Prior to the Commencement Date, or as soon as practical thereafter, and prior to January 1 of each calendar year during the Lease Term, or as soon as practical thereafter, Landlord shall make a good faith estimate of (i) Operating Expenses for the applicable full or partial calendar year and Tenant’s Pro Rata Share thereof and (ii) Taxes for the applicable full or partial Tax Fiscal Year and Tenant’s Pro Rata Share thereof. On or before the first day of each month during the Lease Term, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of (i) Landlord’s estimate of the amount by which Operating Expenses for the applicable calendar year will exceed Operating Expenses for the Base Year, and (ii) Landlord’s estimate of the amount by which Taxes for the applicable Tax Fiscal Year will exceed Taxes for the Base Year. Landlord shall have the right from time to time to reasonably revise the estimate of Operating Expenses and Taxes and provide Tenant with a revised statement therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year for Operating Expenses and twice in any Tax Fiscal Year for Taxes), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of Operating Expenses and/or Taxes by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year’s estimate until such time as Landlord provides Tenant with an estimate of Operating Expenses and/or Taxes for the current year. Upon receipt of such current year’s estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year’s estimate. Tenant shall pay Landlord for any underpayment within thirty (30) days after Landlord’s written demand. Any overpayment of Additional Rent shall, at Landlord’s option, be refunded to Tenant or credited against the installments of Additional Rent next coming due under this Lease. Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below when actual Operating Expenses or actual Taxes, as applicable, are determined.

As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord’s actual Operating Expenses and Taxes for the previous calendar year and Tax Fiscal Year. If for any calendar year (or, as applicable, Tax Fiscal Year) Additional Rent collected for the prior year, as a result of Landlord’s estimate of

C-1

Operating Expenses or Taxes, is in excess of Tenant’s Pro Rata Share of the amount by which Operating Expenses or Taxes, as applicable, for such prior year exceeds Operating Expenses or Taxes for the Base Year, then Landlord shall refund to Tenant any overpayment (or at Landlord’s option apply such amount against Additional Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year whether or not this Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration or earlier termination of this Lease.

B. “Essential Capital Improvements” shall mean capital improvements made to the Property (including the Building), which are (i) are anticipated to result in a reduction in (or minimize increases in) Operating Expenses (regardless of whether such result is achieved), (ii) are required to comply with any present or anticipated conservation programs, (iii) are required to comply with any Legal Requirements coming into applicability after the date of this Lease, (iv) are necessary to enhance Building systems or improve security measures at the Property, or (v) are necessary in order to prevent injury to persons or damage to property or to otherwise alleviate the risk to life or safety due to a dangerous condition or to prevent deterioration or further deterioration of a condition which cannot reasonably be repaired by ordinary maintenance procedures.

C. “Operating Expenses” shall mean any and all of Landlord’s operating expense costs of any kind or nature paid or incurred in the ownership, operation, maintenance and management of the Property (including the Building), all computed on an accrual basis and in accordance with the terms, covenants and conditions of this Lease, including, without limitation, the following: (i) electricity, gas, fuel, steam, water, sewer and any other utility charges (including surcharges) of whatever nature (excluding those charges paid by Tenant or other tenants of the Property if such charges are sub-metered or directly metered pursuant to their leases); (ii) any insurance premiums and deductibles paid by Landlord; (iii) Property personnel costs, including, without limitation, salaries, wages, fringe benefits, taxes, insurance and other direct and indirect costs; (iv) management fees; (v) the cost of all service and maintenance contracts, including, without limitation, security services, janitorial services, interior and exterior landscaping services, sidewalk and roadway maintenance, snow removal, and shuttle services; (vi) all other service, maintenance and repair expenses, and the cost of all materials and supplies therefor; (vii) the cost of any additional services not provided to the Property on the Commencement Date but thereafter provided by Landlord in the prudent management of the Property; (viii) the annual amortization of any Essential Capital Improvements, amortized over the useful life thereof, as reasonably determined by Landlord, including interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the Essential Capital Improvements in question as of the date such Essential Capital Improvements are performed; and (ix) any other costs and expenses (other than capital improvements) incurred by Landlord in operating the Property (including the Building).

Operating Expenses shall not include the following: (i) rent or other charges payable under any ground or underlying lease; (ii) any expenditures on account of Landlord’s acquisition of air or similar development rights; (iii) costs of repositioning, selling or syndicating Landlord’s interest

C-2

in the Property; (iv) costs with respect to any financing or refinancing of the Property, including debt service, amortization, points and commissions in connection therewith; (v) the cost of making leasehold improvements to any leasable space to prepare the same for occupancy by a tenant thereof, or thereafter for the benefit of a particular tenant or tenants; (vi) services performed for or provided to any tenant to the extent such services are exclusive to such tenant; (vii) advertising and promotional expenditures, contributions or gifts; (viii) brokerage fees or commissions; (ix) legal fees incurred in connection with Landlord’s preparation, negotiation and enforcement of leases with other tenants; (x) salaries for any agents or employees of Landlord above those attributable to the operation, maintenance and management of the Property; or (xi) any costs which have been previously included in Operating Expenses or Taxes (whether under the same or a different category).

D. “Taxes” shall mean all taxes, assessments and governmental charges, whether federal, state, county or municipal, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Property (including the Building), or due to the operation thereof, whether or not directly paid by Landlord. Taxes shall not include income taxes, excess profit taxes, franchise taxes or other taxes imposed or measured on or by the income of Landlord from the operation of the Property; provided, however, that if, due to a future change in the method of taxation or assessment, any income, excess profit, franchise or other tax, however designated, shall be imposed in substitution, in whole or in part, for (or in lieu of) any tax, assessment or charge which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein to the extent of such substitution. If Landlord incurs any expenses (including, but not limited to, reasonable attorneys’ fees) in connection with its efforts to reduce or minimize increases in the Taxes and/or the assessed value of the Property, any and all such expenses shall be added to, and made a part of, the Taxes for the Tax Fiscal Year to which they relate. Tenant shall pay to the appropriate governmental authority any use and occupancy tax. In the event that Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent upon demand and Landlord shall remit any amounts so paid to Landlord to the appropriate governmental authority. Estimates of real estate taxes and assessments for any Tax Fiscal Year during the Lease Term shall be determined based on Landlord’s good faith estimate of the real estate taxes and assessments. Taxes hereunder are those accrued with respect to such Tax Fiscal Year, as opposed to the real estate taxes and assessments paid or payable for such Tax Fiscal Year.

E. Gross-Up Provision. If the Property is not at least ninety-five percent (95%) occupied, in the aggregate, during any calendar year of the Lease Term, or if Landlord is not supplying services to at least ninety-five percent (95%) of the Rentable Area of the Building, at any time during any calendar year of the Lease Term, actual Operating Expenses for purposes hereof shall be determined as if the Property had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year. If Operating Expenses for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Operating Expenses for the Base Year shall also be determined as if the Property had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year.

[END OF TEXT]

C-3